As filed with the Securities and Exchange Commission on October 11, 1996

                                                               File No. 811-8858

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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                FORM N-1A

                       REGISTRATION STATEMENT UNDER
                     THE INVESTMENT COMPANY ACT OF 1940

                             Amendment No. 6

        ---------------------------------------------------------------

                          CORE TRUST (DELAWARE)
            (Exact Name of Registrant as Specified in its Charter)

                Two Portland Square, Portland, Maine  04101
                   (Address of Principal Executive Office)

       Registrant's Telephone Number, including Area Code: 207-879-1900

        ---------------------------------------------------------------

                          David I. Goldstein, Esq.
                       Forum Financial Services, Inc.
                             Two Portland Square
                           Portland, Maine  04101
                   (Name and Address of Agent for Service)

                                  Copies to:

                            R. Darrell Mounts, Esq.
                            Kirkpatrick & Lockhart
                            South Lobby- 9th Floor
                              1800 M Street, N.W.
                         Washington, D.C.  20036-5891

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

                                EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                             CROSS REFERENCE SHEET
                         (AS REQUIRED BY RULE 404(C))

                                     PART A

                                 INDEX PORTFOLIO
                             SMALL COMPANY PORTFOLIO
                             INTERNATIONAL PORTFOLIO
                            INTERNATIONAL PORTFOLIO II

Private Placement Memorandum relating to beneficial interest in the Index Portfolio, Small Company Portfolio, International Portfolio and International Portfolio II of Core Trust (Delaware), a registered open-end management investment company.


Form N-1A
 Item No.       (Caption)                    Location in Prospectus (Caption)
---------   ----------------                 --------------------------------
Item 1.     Cover Page                       Not applicable

Item 2.     Synopsis                         Not applicable

Item 3.     Condensed Financial Information  Not applicable

Item 4.     General Description of
            Registrant                       General Description of Registrant;
                                             Investment Objectives, Investment
                                             Programs; Other Investment
                                             Policies and Limitations

Item 5.   Management of the Fund             Management of the Portfolios

Item 5A.  Management's Discussion of
          Fund Performance                   Not Applicable

Item 6.   Capital Stock and
          Other Securities                   Capital Stock and Other Securities

Item 7.   Purchase of Securities Being
          Offered                            Purchase of Securities

Item 8.   Redemption or Repurchase           Redemption or Repurchase

Item 9.   Pending Legal Proceedings          Pending Legal Proceedings

                             CROSS REFERENCE SHEET
                         (AS REQUIRED BY RULE 404(C))

                                     PART B

                                INDEX PORTFOLIO
                            SMALL COMPANY PORTFOLIO
                            INTERNATIONAL PORTFOLIO
                           INTERNATIONAL PORTFOLIO II

Statement of Additiona Information relating to beneficial interest in the Index Portfolio, Small Company Portfolio, International Portfolio and International Portfolio II of Core Trust (Delaware), a registered open-end management investment company.

Form N-1A                                    Location in Statement of
Item No       (Caption)                      Additional Information (Caption)
-------   ------------------                 ---------------------------------
Item 10.  Cover Page                         Cover Page

Item 11.  Table of Contents                  Cover Page

Item 12.  General Information and History    Part A: Private Placement
                                             Memorandum

Item 13.  Investment Objectives and
          Policies                           Investment Objectives and
                                             Policies; Investment Limitations

Item 14.  Management of the Fund              Management of the Trust

Item 15.  Control Persons and Principal
          Holders of Securities               Control Persons and Principal
                                              Holders of Securities

Item 16.  Investment Advisory and
          Other Services                      Investment Advisory and
                                              Other Services

Item 17.  Brokerage Allocation and
          Other Practices                     Brokerage Allocation and
                                              Other Practices

Item 18.  Capital Stock and Other
          Securities                          Capital Stock and Other
                                              Securities

Item 19.  Purchase, Redemption and Pricing
          of Securities Being Offered         Purchase, Redemption and Pricing
                                              of Securities Being Offered

Item 20.  Tax Status                          Tax Status

Item 21.  Underwriters                        Underwriters

Item 22.  Calculation of Performance Data     Calculation of Performance Data

Item 23   Financial Statements                Financial Statements

                                     PART A
                              CORE TRUST (DELAWARE)

                             TREASURY CASH PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                  CASH PORTFOLIO


No changes are effected by this Post-Effective Amendment to the disclosure regarding Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio included in Post-Effective Amendment No. 1 to Registrant's Registration Statement filed September 1, 1995.

                                     PART B
                              CORE TRUST (DELAWARE)

                             TREASURY CASH PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                  CASH PORTFOLIO

No changes are effected by this Post-Effective Amendment to the disclosure regarding Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio included in Post-Effective Amendment No. 1 to Registrant's Registration Statement filed September 1, 1995.

                                     PART A
                              CORE TRUST (DELAWARE)

                                TREASURY PORTFOLIO

No changes are effected by this Post-Effective Amendment to the disclosure regarding Treasury Portfolio included in Post-Effective Amendment No. 4 to Registrant's Registration Statement filed July 31, 1996.

                                     PART B
                              CORE TRUST (DELAWARE)

                               TREASURY PORTFOLIO

No changes are effected by this Post-Effective Amendment to the disclosure regarding Treasury Portfolio included in Post-Effective Amendment No. 4 to Registrant's Registration Statement filed July 31, 1996.

                                PART A
                          CORE TRUST (DELAWARE)

                                 INDEX PORTFOLIO
                             SMALL COMPANY PORTFOLIO
                             INTERNATIONAL PORTFOLIO
                            INTERNATIONAL PORTFOLIO II


Part A of this Registration Statement on Form N-1A, as amended through the date hereof, relating to Index Portfolio, Small Company Portfolio, International Portfolio and International Portfolio II of Core Trust (Delaware), consists of the following Private Placement Memorandum.
Responses to Items 1, 2, 3 and 5A of Form N-1A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

                                     PART A
                           PRIVATE PLACEMENT MEMORANDUM

                                 INDEX PORTFOLIO
                             SMALL COMPANY PORTFOLIO
                             INTERNATIONAL PORTFOLIO
                            INTERNATIONAL PORTFOLIO II

                                 October 11, 1996

This Private Placement Memorandum relates to beneficial interests in Index Portfolio, Small Company Portfolio, International Portfolio and International Portfolio II (each a "Portfolio" and collectively the "Portfolios"), diversified portfolios of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company.


Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.


The Trust has filed with the Securities and Exchange Commission ("SEC") a Statement of Additional Information ("SAI") with repsect to the Portfolios dated the same date as this Private Placement Memorandum and as may be further amended from time to time, which contains more detailed information about the Trust and the Portfolios and is incorporated into this Private Placement Memorandum by reference. A prospective investor may obtain a copy of the SAI without charge by contacting Forum Financial Services, Inc., the Trust's placement agent (the "Placement Agent") at Two Portland Square, Portland, Maine 04101 or by calling (207) 879-1900.

This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in any Portfolio. An investor may subscribe for a beneficial interest in a Portfolio by contacting the Placement Agent at Two Portland Square, Portland, Maine 04101,
(207) 879-1900, for a complete subscription package, including a subscription agreement. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.

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                               TABLE OF CONTENTS
                                                                  Page

     General Description of Registrant                             12
     Management of the Portfolios                                  21
     Capital Stock and Other Securities                            24
     Purchase of Securities                                        24
     Redemption or Repurchase                                      25
     Pending Legal Proceedings                                     26
-------------------------------------------------------------------------------

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE

TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                     PART A

                           PRIVATE PLACEMENT MEMORANDUM

                             SMALL COMPANY PORTFOLIO
                             INTERNATIONAL PORTFOLIO
                           INTERNATIONAL PORTFOLIO II
                                INDEX PORTFOLIO

                                October 11, 1996

Responses to Items 1, 2, 3 and 5A of Form N-1A (the form required to be used for the registration statement of open-end, management investment companies) have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.


GENERAL DESCRIPTION OF REGISTRANT (ITEM 4 OF FORM N-1A)


Core Trust (Delaware) (the "Trust") is an open-end, management investment company which was organized as a business trust under the laws of the State of Delaware pursuant to a Trust Instrument dated September 1, 1994, as amended and restated November 1, 1994. The Trust offers unites without any sales charge and units may be redeemed without charge.

Beneficial interests in the Trust are divided into eight separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. Four of these series -- Index Portfolio, Small Company Portfolio, International Portfolio and International Portfolio II (each a Portfolio) -- commenced operations on November 10, 1994. The assets of each Portfolio belong only to that Portfolio, and the assets belonging to a Portfolio are charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio. The Trust is empowered to establish, without investor approval, additional portfolios which may have different investment objectives and policies.

Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Portfolio may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" as that term is defined in the 1933 Act.

Norwest Investment Management ("NIM"), a part of Norwest Bank Minnesota, N.A. ("Norwest"), serves as the investment adviser of Index Portfolio and Small Company Portfolio. Schroder Capital Management International Inc. ("Schroder") serves as the investment adviser of International Portfolio and International Portfolio II.


                              INVESTMENT OBJECTIVES

Index Portfolio's investment objective is to duplicate the return of the Standard & Poor's 500 Composite Stock Price Index.

Small Company Portfolio's investment objective is to provide long-term capital appreciation by investing primarily in small and medium-sized U.S.-based companies ("domestic companies") that are either growing rapidly or completing a period of significant change.

International Portfolio's and International Portfolio II's investment objective is to provide long-term capital appreciation by investing directly or indirectly in high quality companies based outside the United States ("foreign companies").

The investment objective of each Portfolio is fundamental and may not be changed without investor approval. There can be no assurance that any Portfolio will achieve its investment objective.

                                INVESTMENT PROGRAMS

To achieve its respective investment objective, each of Index Portfolio and Small Company Portfolio invests primarily in common stocks and other equity securities of domestic companies, and each of International Portfolio and International Portfolio II invests primarily in common stocks and other equity securities of foreign companies. Under normal circumstances, each Portfolio will invest at least 65% of its net assets in equity securities. The domestic securities in which a Portfolio invests are generally listed on a securities exchange or included in the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System. In the case of smaller companies, these securities may be traded in the over-the-counter securities market.

Additional investment techniques, features and restrictions concerning the Portfolios' investment programs are described in Part B.

INDEX PORTFOLIO

Index Portfolio is designed to duplicate the return of the Standard & Poor's 500 Composite Stock Price Index with minimum tracking error, while also minimizing transaction costs. Under normal circumstances, the Portfolio will hold stocks representing 96% or more of the capitalization-weighted market values of the Index. Portfolio transactions for the Portfolio generally are executed only to duplicate the composition of the Index, to invest cash received from portfolio security dividends or interestholder investments in the Portfolio, and to raise cash to fund redemptions of beneficial interests.
 The Portfolio may hold cash or cash equivalents for the purpose of facilitating payment of the Portfolio's expenses or redemptions of beneficial interests. For these and other reasons, the Portfolio's performance can be expected to approximate, but not be equal to, that of the Index.


In addition, the Portfolio may utilize index futures contracts to a limited extent. Index futures contracts are bilateral agreements whereby two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contract and the price at which the futures contract is originally struck. As no physical delivery of securities comprising the index is made, a purchaser of index futures contracts may participate in the performance of the securities contained in the index without the required capital commitment.

Index futures contracts may be used for several reasons: to simulate full investment in the underlying index while retaining a cash balance for fund management purposes, to facilitate trading or to reduce transactions costs. For a description of futures contracts and their risks see "Risk Considerations of Index Futures" below and "Hedging and Option Income Strategies -- Futures Strategies" in the SAI.


The Index tracks the total return performance of 500 common stocks which are chosen for inclusion by Standard & Poor's Corporation ("S&P") on a statistical basis. The inclusion of a stock in the Index in no way implies that S&P believes the stock to be an attractive investment. The 500 securities, most of which trade on the New York Stock Exchange, represent approximately 70% of the total market value of all U.S. common stocks. Each stock in the Index is weighted by its market value. Because of the market-value weighing, the 50 largest companies in the Index currently account for approximately 47% of its value. The Index emphasizes large-capitalizations and, typically, companies included in the Index are the largest and most dominant firms in their respective industries.

The Portfolio is not sponsored, endorsed, sold or promoted by S&P, nor does S&P make any representation or warranty, implied or express, to the purchasers of the Portfolio or any member of the public regarding the advisability of investing in index funds or the ability of the Index to track general stock market performance. S&P does not guarantee the accuracy and/or the completeness of the Index or any data included therein.

S&P makes no warranty, express or implied, as to the results to be obtained by the Portfolio, owners of the Portfolio, any person or any entity from the use of the Index or any data included therein. S&P makes no express or implied warranties and expressly disclaims all such warranties of merchantability or fitness for a particular purpose for use with respect to the Index or any data included therein.

RISK CONSIDERATIONS OF INDEX FUTURES. Stock and bond index futures are often referred to as "derivatives," which may be defined as financial instruments whose performance is derived, at least in part, from the performance of another asset (such as, an index of securities). No physical delivery of securities comprising the index is made. Generally, these futures contracts are closed out prior to the expiration date of the contract. The Portfolio's use of futures contracts subjects the Portfolio to certain investment risks and transaction costs to which it might not otherwise be subject. These risks include: (1) dependence on NIM's ability to predict movements in the prices of individual securities and fluctuations in the general securities markets; (2) imperfect correlations between movements in the prices of futures contracts and movements in the price of the securities hedged or used for cover which may cause a given hedge not to achieve its objective; (3) the fact that the skills and techniques needed to trade these instruments are different from those needed to select the other securities in which the Portfolio invests; (4) lack of assurance that a liquid secondary market will exist for any particular instrument at any particular time, which, among other things, may hinder a Portfolio's ability to limit exposures by closing its positions; (5) the possible need to defer closing out of certain futures contracts to avoid adverse tax consequences; and (6) the potential for unlimited loss when investing in futures contracts for which an offsetting position is not held.

In addition, the futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day.
The Portfolio may be forced, therefore, to liquidate or close out a futures contract position at a disadvantageous price. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures position or that a counterparty in an over-the-counter option transaction will be able to perform its obligations. The Portfolio may use various futures contracts that are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market in those contracts will develop or continue to exist.

SMALL COMPANY PORTFOLIO

Small Company Portfolio invests primarily in the common stock of small and medium size domestic companies (I.E., those whose market capitalizations are less than $750 million at the time of the Portfolio's purchase). Companies of this market capitalization level are well below that of the average company in the Standard & Poor's 500 Composite Stock Price Index (the "Index"). Market capitalization refers to the total market value of a company's outstanding shares of common stock.

Under normal circumstances, the Portfolio will not invest more than 10% of its total assets in the securities of a single issuer. The Portfolio does not currently invest in preferred stock or securities convertible into common stock but reserves the right to do so in the future.

In selecting securities for the Portfolio, NIM uses a Small Company Growth investment style, a Small Company Stock style and a Small Company Value style. Currently, the Portfolio's assets are invested 1/3 in the Small Company Growth investment style, 1/3 in the Small Company Stock style and 1/3 in the Small Company Value style. The Portfolio may in the future change the allocation among its investment styles or allocate its assets to additional investment styles.

In selecting securities in the SMALL COMPANY GROWTH STYLE, NIM seeks to identify companies that are rapidly growing (usually with relatively short operating histories) or that are emerging from a period of investor neglect by undergoing a dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or measures taken to close the gap between its share price and takeover/asset value. NIM may invest up to 10% of the assets allocated to this style in foreign securities and in American Depository Receipts, European Depository Receipts and other similar securities of foreign issuers. See "Investment Programs -International Portfolio and International Portfolio II - Foreign Investment Risks and Considerations." In investing in accordance with this investment style, the Portfolio may not invest more than 10% of its total assets allocated to this style in the securities of a single issuer. In addition, in investing in accordance with this style, the Portfolio does not currently invest in preferred stock and securities convertible into common stock but reserves the right to do so in the future.

In selecting securities in the SMALL COMPANY STOCK STYLE, NIM seeks securities with significant price appreciation potential and attempts to identify companies that show above average growth, as compared to long term overall market growth. In investing assets allocated to this investment style, NIM may invest in preferred stock and securities convertible into common stock and may invest up to 20% of total assets allocated to this style in foreign securities and in American Depository Receipts, European Depository Receipts and other similar securities of foreign issuers. See, "Investment Programs -- International Portfolio and International Portfolio II --Foreign Investment Risks and Considerations."


In selecting securities in the SMALL COMPANY VALUE STYLE, NIM seeks securities that are conservatively valued in the marketplace relative to their underlying fundamentals. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. In investing in accordance with this style, NIM will seek to invest in stocks priced low, relative to the stock of comparable companies, determined by price/earnings ratios, cash flows or other measures. Value investing therefore may reduce downside risk while offering potential for capital appreciation as a stock gains favor among other investors and its stock price rises.

SMALL COMPANY INVESTMENT RISKS AND CONSIDERATIONS. Investments in smaller companies generally involve greater risks than investments in larger companies due to the small size of the issuer and the fact that the issuer may have limited product lines, less access to financial markets and less management depth. In addition, many of the securities of these firms trade less frequently and in lower volumes than securities issued by larger firms. The result is that the short-term volatility of those small company securities is greater than the price volatility of the securities of larger, more established companies that are widely held. The securities of small companies may also be more sensitive to market changes generally than the securities of large companies.

The companies in which the Portfolio invests may be in a relatively early stage of development or may produce goods and services which have favorable prospects for growth due to increasing demand or developing markets. Frequently, such companies have a small management group and single product or product line expertise. These characteristics may result in an enhanced entrepreneurial spirit and greater focus which may make such firms successful. NIM believes that such companies may develop into significant business enterprises and that an investment in such companies offers a greater opportunity for capital appreciation than an investment in larger, more established entities. Small companies frequently retain a large part of their earnings for research, development and investment in capital assets, however, so that the prospects for immediate dividend income are limited.

While securities issued by smaller capitalization companies historically have experienced greater market appreciation than the securities of larger issuers, there is no assurance that they will continue to do so or that the Portfolio will be successful in identifying companies whose securities will appreciate.

INTERNATIONAL PORTFOLIO AND INTERNATIONAL PORTFOLIO II

International Portfolio and International Portfolio II are designed for investors who desire to achieve international diversification of their investments by participating in foreign securities markets. The Portfolios should be considered only as a vehicle for international diversification and not as a complete investment program.

International Portfolio and International Portfolio II will normally each invest substantially all of its total assets in equity securities of foreign companies. The Portfolios may also invest in the securities of closed-end investment companies investing primarily in foreign securities and may invest in debt obligations of foreign governments or their political subdivisions, agencies or instrumentalities, of supranational organizations and of foreign corporations.

Investment will be diversified among securities of issuers in foreign countries including, but not limited to, Japan, Germany, the United Kingdom, France, the Netherlands, Singapore and Australia. In general, the Portfolios will invest only in securities of companies and governments in countries that Schroder, in its judgment, considers both politically and economically stable. The Portfolios have no limit on the amount of their foreign assets which may be invested in any one type of foreign instrument or in any foreign country. However, the Portfolios will maintain investments in at least three countries not including the United States. To the extent a Portfolio concentrates its assets in a foreign country, the Portfolio will incur greater risks.

International Portfolio and International Portfolio II may purchase preferred stock and convertible debt securities, including convertible stock, and may purchase American Depository Receipts, European Depository Receipts or other similar securities of foreign issuers. The Portfolios may also enter into foreign exchange contracts, including forward contracts to purchase or sell foreign currencies, in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates. Although such contracts may reduce the risk of loss to a Portfolio from adverse movements in currency values, the contracts also limit possible gains from favorable movements.

FOREIGN INVESTMENT RISKS AND CONSIDERATIONS. All investments, domestic and foreign, involve certain risks. Investments in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. All foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital, and changes in foreign governmental attitudes towards private investment, possibly leading to nationalization, increased taxation or confiscation of foreign investors' assets.

Moreover, dividends payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income available for distribution to International Portfolio's and International Portfolio II's investors; commission rates payable on foreign transactions are generally higher than in the United States; foreign accounting, auditing and financial reporting standards differ from those in the United States and, accordingly, less information may be available about foreign companies than is available about issuers of comparable securities in the United States; and foreign securities may trade less frequently and with lower volume and may exhibit greater price volatility than United States securities.

Changes in foreign exchange rates will also affect the value in U.S. dollars of all foreign currency-denominated securities held by the Portfolios. Exchange rates are influenced generally by the forces of supply and demand in the foreign currency markets and by numerous other political and economic events occurring outside the United States, many of which may be difficult, if not impossible, to predict.

Income from foreign securities will be received and realized in foreign currencies, and each Portfolio is required to compute and distribute its income in U.S. dollars. Accordingly, a decline in the value of a particular foreign currency against the U.S. dollar occurring after a Portfolio's income has been earned and computed in U.S. dollars may require the Portfolio to liquidate portfolio securities to acquire sufficient U.S. dollars to make a distribution. Similarly, if the exchange rate declines between the time a Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the Portfolio may be required to liquidate additional foreign securities to purchase the U.S. dollars required to meet such expenses.

                   OTHER INVESTMENT POLICIES AND LIMITATIONS

All investment policies and limitations of a Portfolio that are designated as fundamental, and each Portfolio's investment objective, may not be changed without approval of the holders of a majority of the outstanding voting interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities" is defined in the Investment Company Act of 1940 ("1940 Act")) of the Portfolio. All other investment policies and limitations of the Portfolios are not fundamental and may be changed by the Trust's Board of Trustees without investor approval.

PORTFOLIO TRANSACTIONS

The frequency of portfolio transactions ("portfolio turnover rate") for each of the Portfolios for the periods ending May 31, 1996 and October 31, 1995, respectively, were as follows: Index Fund, 7.21% and 7.73%; Small Company Portfolio, 84.00% and 126.01%; International Portfolio, 14.12% and 29.41%; and International Portfolio II, 17.58% and 28.19%. The portfolio turnover rate of a Portfolio will vary from year to year depending upon a variety of factors. An annual portfolio turnover rate of 100% would occur if all of the securities in a Portfolio were replaced once in a period of one year. Higher portfolio turnover rates may result in increased brokerage costs to the Portfolio and a possible increase in short-term capital gains (or losses).

Commission rates for brokerage transactions are fixed on many foreign securities exchanges, and this may cause higher brokerage expenses to accrue to International Portfolio and International Portfolio II than would be the case for comparable transactions effected on U. S. securities exchanges.

Subject to a Portfolio's policy of obtaining the best price consistent with quality of execution of transactions, NIM and Schroder, may employ Norwest Investment Services, Inc., Schroder Securities Limited and other broker-dealer affiliates of NIM or Schroder (collectively "Affiliated Brokers") to effect brokerage transactions for the Portfolio. A Portfolio's payment of commissions to Affiliated Brokers is subject to procedures adopted by the Board to provide that the commissions will not exceed the usual and customary broker's commissions charged by unaffiliated brokers. No specific portion of a Portfolio's brokerage will be directed to Affiliated Brokers, and in no event will a broker affiliated with an adviser directing the transaction receive brokerage transactions in recognition of research services provided to the adviser.

INVESTMENT LIMITATIONS

The Portfolios have adopted the investment limitations listed below, each of which is a nonfundamental policy except as noted. Other investment limitations, including additional provisions with respect to the limitations listed below, are described in Part B.

DIVERSIFICATION. Each Portfolio is a "diversified" portfolio as defined in the 1940 Act. As a fundamental policy, with respect to 75% of its assets, each Portfolio may not purchase a security (other than a U.S. Government Security, as defined below) if, as a result, (i) more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer or (ii) the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.

CONCENTRATION. Each Portfolio is prohibited from concentrating its assets in the securities of issuers in any industry. As a fundamental policy, each Portfolio may not purchase securities if, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers conducting their principal business activities in the same industry. This limit does not apply to investments in U.S. Government Securities, repurchase agreements covering U.S. Government Securities or investment company securities.

MARGIN AND SHORT SALES. No Portfolio may purchase securities on margin or make short sales of securities, except short sales against the box. These prohibitions do not restrict the Portfolios' ability to use short-term credits necessary for the clearance of portfolio transactions and to make margin deposits in connection with permitted transactions in options and futures contracts.

COMMON STOCK, WARRANTS AND PREFERRED STOCK

Each Portfolio may invest in common stock, warrants and preferred stock. Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters such as mergers. They are not creditors of the company, but rather, upon liquidation of the company, are entitled to their pro rata share of the company's assets after creditors (including fixed income security holders) and, if applicable, preferred stockholders are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and, in the alternative, as to the recovery of investment. A preferred stockholder is a shareholder in the company and not a creditor of the company as is a holder of the company's fixed income securities. Dividends paid to common and preferred stockholders are distributions of the earnings of the company and not interest payments, which are expenses of the company. Equity securities owned by a Portfolio may be traded in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of securities traded on a national securities exchange. As a result, disposition by a Portfolio of a portfolio security to meet redemptions by interestholders or otherwise may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the book value of an issuer or other objective measure of a company's worth.


Each Portfolio may invest in warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time. Unlike convertible securities and preferred stocks, warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the underlying security to reach a level at which the warrant can be prudently exercised (in which case the warrant may expire without being exercised, resulting in the loss of the Portfolio's entire investment therein).


CONVERTIBLE SECURITIES


Each Portfolio (except the Index Portfolio) may invest in convertible securities, which include convertible debt, convertible preferred stock and other securities exchangeable under certain circumstances for shares of common stock. Convertible securities are fixed income securities or preferred stock which generally may be converted at a stated price within a specific amount of time into a specified number of shares of common stock. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible debt securities in that they ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers. These securities are usually senior to common stock in a company's capital structure, but usually are subordinated to non-convertible debt securities. In general, the value of a convertible security is the higher of its investment value (its value as a fixed income security) and its conversion value (the value of the underlying shares of common stock if the security is converted). As a fixed income security, the value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. The value of a convertible security is, however, also influenced by the value of the underlying common stock. The Portfolios may only invest in convertible securities that are investment grade.

A Portfolio may invest in equity-linked securities, including Preferred Equity Redemption Cumulative Stock ("PERCS"), Equity - Linked Securities ("ELKS"), and Liquid Yield Option Notes ("LYONS"). Equity-Linked Securities are securities that are convertible into or based upon the value of, equity securities upon certain terms and conditions. The amount received by an investor at maturity of these securities is not fixed but is based on the price of the underlying common stock, which may rise or fall. In addition, it is not possible to predict how equity-linked securities will trade in the secondary market or whether the market for them will be liquid or illiquid.

AMERICAN DEPOSITORY RECEIPTS; EUROPEAN DEPOSITORY RECEIPTS

Small Company Portfolio, International Portfolio and International Portfolio II may each invest in sponsored and unsponsored American Depository Receipts ("ADRs"), which are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs, in registered form, are designed for use in U.S. securities markets. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of these ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. Small Company Portfolio, International Portfolio and International Portfolio II may also invest in European Depository Receipts ("EDRs"), receipts issued by a European financial institution evidencing an arrangement similar to that of ADRs, and in other similar instruments representing securities of foreign companies. EDRs, in bearer form, are designed for use in European securities markets.

FOREIGN EXCHANGE CONTRACTS

Changes in foreign currency exchange rates will affect the U.S. dollar values of securities denominated in currencies other than the U.S. dollar. The rate of exchange between the U.S. dollar and other currencies fluctuates in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. When investing in foreign securities a Portfolio usually effects currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign exchange market. A Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

International Portfolio and International Portfolio II may each enter into foreign currency forward contracts or currency futures or options contracts for the purchase or sale of foreign currency to "lock in" the U.S. dollar price of the securities denominated in a foreign currency or the U.S. dollar value of interest and dividends to be paid on such securities, or to hedge against the possibility that the currency of a foreign country in which a Portfolio has investments may suffer a decline against the U.S. dollar. A forward currency contract is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. This method of attempting to hedge the value of a Portfolio's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. Although the strategy of engaging in foreign currency transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency. The Portfolios do not intend to maintain a net exposure to such contracts where the fulfillment of the Portfolios' obligations under such contracts would obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolios' portfolio securities or other assets denominated in the currency. A Portfolio will not enter into these contracts for speculative purposes and will not enter into non-hedging currency contracts. These contracts involve a risk of loss if Schroder fails to predict currency values correctly. The Portfolios have no present intention to enter into currency futures or options contracts but may do so in the future.

ILLIQUID SECURITIES

Each Portfolio may invest up to 15% of its net assets in illiquid securities.
 The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities and includes, among other things, repurchase agreements maturing in more than seven days and restricted securities other than those the Portfolio's adviser has determined to be liquid pursuant to guidelines established by the Trust's Board of Trustees. Limitations on resale may have an adverse effect on the marketability of portfolio securities, and the Portfolios might also have to register restricted securities in order to dispose of them, resulting in expense and delay. A Portfolio might not be able to dispose of restricted or other securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. There can be no assurance that a liquid market will exist for any security at any particular time.

An institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, foreign securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on the issuer's ability to honor a demand for repayment of the unregistered security. A security's contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of the security. If such securities are eligible for purchase by institutional buyers in accordance with Rule 144A under the 1933 Act, the Portfolio's investment adviser may determine that such securities are not illiquid securities under guidelines adopted by the Board. These guidelines take into account trading activity in the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, a Portfolio's holdings of that security may be illiquid.

BORROWING AND LENDING

As a fundamental policy, each Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests, in amounts up to 33 1/3% of the Portfolio's total assets as computed immediately after the borrowing. Borrowing for other than temporary or emergency purposes or meeting redemption requests is limited to 5% of the value of each Portfolio's total assets. Each Portfolio may enter into reverse repurchase agreements. When a Fund establishes a segregated account to limit the amount of leveraging of the Fund with respect to certain investment techniques, such as reverse repurchase agreements, the Fund does not treat those techniques as involving borrowings (although they may have characteristics and risks similar to borrowings and result in the Fund's assets being leveraged).

As a fundamental policy, no Portfolio may make loans except for loans of portfolio securities, investments in repurchase agreements, and the purchase of debt securities that are otherwise permitted investments for the Portfolio.


U.S. GOVERNMENT SECURITIES

Each Portfolio may invest in U.S. Government Securities. As used in Part A, the term U.S. Government Securities means obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. The U.S. Government Securities in which a Portfolio may invest include U.S. Treasury securities and obligations issued or guaranteed by U.S. Government agencies and instrumentalities and backed by the full faith and credit of the U.S. Government, such as those guaranteed by the Small Business Administration or issued by the

Government National Mortgage Association. In addition, the U.S. Government Securities in which the Portfolios may invest include securities supported primarily or solely by the creditworthiness of the issuer, such as securities of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Tennessee Valley Authority. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the U.S. Government's full faith and credit.

REPURCHASE AGREEMENTS

Each Portfolio may from time to time enter into repurchase agreements, transactions in which the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed-upon price on an agreed-upon future date, normally one to seven days later. The resale price of a repurchase agreement reflects a market rate of interest that is not related to the coupon rate or maturity of the purchased security. The Portfolio's custodian maintains possession of the collateral underlying a repurchase agreement, which has a market value, determined daily, at least equal to the repurchase price, and which consists of the types of securities in which a Portfolio may invest directly. International Portfolio and International Portfolio II may enter into repurchase agreements with foreign entities.

COMMERCIAL PAPER

Each Portfolio may invest in commercial paper. Commercial paper (short-term promissory notes) is issued by companies to finance their or their affiliates' current obligations.

TEMPORARY DEFENSIVE POSITION

When business or financial conditions warrant, each Portfolio may assume a temporary defensive position and invest all or any portion of its assets in cash or in cash equivalents, including (i) short-term U.S. Government Securities, (ii) prime quality short-term instruments of commercial banks,
(iii) prime quality commercial paper, (iv) repurchase agreements with banks and broker-dealers covering any of the securities in which the Portfolio may invest directly and (v) to the extent permitted by the 1940 Act, shares of money market mutual funds. During periods when and to the extent that a Portfolio has assumed a temporary defensive position, it may not be pursuing its investment objective. International Portfolio and International Portfolio II may hold cash and bank instruments denominated in any major foreign currency.

MANAGEMENT OF THE PORTFOLIOS (ITEM 5 OF FORM N-1A)

                          TRUSTEES AND OFFICERS

The business of the Trust is managed under the direction of the Board of Trustees. Forum Financial Services, Inc. ("Forum") provides persons satisfactory to the Board to serve as officers of the Trust. Part B contains general background information about each Trustee and officer of the Trust.

                            INVESTMENT ADVISERS

NIM serves as investment adviser of Small Company Portfolio and Index Portfolio pursuant to investment advisory agreements between Norwest and the Trust. Norwest is a subsidiary of Norwest Corporation, a multi-bank holding company with operations in 15 states and $50.3 billion in total assets incorporated under the laws of Delaware in 1929. As of June 30, 1996, Norwest Corporation was the 12th largest bank holding company in the United States in terms of assets. Norwest became a subsidiary of Norwest Corporation in 1929 and, as of December 31, 1995, NIM managed or provided investment advice with respect to assets totaling approximately $22 billion.


Schroder acts as investment adviser to the International Portfolio and International Portfolio II pursuant to investment advisory agreements with the Trust. Schroder, whose principal business address is 787 Seventh Avenue, New York, New York 10019, is a wholly owned U.S. subsidiary of Schroders Incorporated, the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial services companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in 18 countries worldwide. The Schroder Group specializes in providing investment management services and had assets under management in excess of $100 billion as of October 1, 1996.


NIM and Schroder are required to furnish at their expense all services, facilities and personnel necessary in connection with managing their respective Portfolio's investments and effecting portfolio transactions for those Portfolios. Many persons on the staff of each of NIM and Schroder contribute to the investment advisory services provided to the Portfolios. The following persons, however, are primarily responsible for the day to day management of the Portfolios' investment portfolios and, unless otherwise noted, have been since inception of the Portfolios:


     INDEX PORTFOLIO -David D. Sylvester and Laurie R. White. Mr. Sylvester has been associated with Norwest for 15 years, the last 7 years as a Vice President and Senior Portfolio Manager. He has over 20 years' experience in managing securities portfolios. Ms. White has been a Vice President and Senior Portfolio Manager of Norwest since 1991; from 1989 to 1991, she was a Portfolio Manager at Richfield Bank and Trust. Mr. Sylvester and Ms. White have served as portfolio managers of the Portfolio since January 1996.

     SMALL COMPANY PORTFOLIO - Robert B. Mersky, Kirk McCown and Thomas H. Forester. Mr. Mersky, Senior Portfolio Manager and an Officer of Norwest and President of Peregrine Capital Management Inc., has held various investment management positions with Norwest or its affiliates, including Peregrine, since 1977. From 1980 to 1984 he was head of investments for Norwest. Mr. McCown is founder, President and a Director of Crestone Capital Management, Inc., an investment adviser subsidiary of Norwest. Prior thereto, Mr. McCown was Senior Vice President of Reich & Tang, L.P. Mr. Forester is an officer of Norwest and Senior Vice President of Peregrine Capital Management, Inc. Mr. Forester joined Peregrine in 1995. From 1992 to 1995 he was Vice President of Lord Asset Management, an investment adviser. Mr. McCown commenced serving as a portfolio manager of the Portfolio in June 1995. Mr. Forester commenced serving as a portfolio manager of the Portfolio in December 1995.


     INTERNATIONAL PORTFOLIO AND INTERNATIONAL PORTFOLIO II - Laura Luckyn-Malone, a Managing Director of Schroder since October 1995 and a Senior Vice President and Director of Schroder since 1990, is primarily responsible for managing the day-to-day operations of International Portfolio and International Portfolio II. Prior to joining the Schroder Group, Ms. Luckyn-Malone was a Principal of Scudder, Stevens & Clark, Inc. Ms. Luckyn-Malone has served as portfolio manager of the Portfolios since February 1995.

The investment advisory agreement for Small Company Portfolio and Index Portfolio provides for advisory fees payable to Norwest at an annual rate of 0.90% and 0.15% of the applicable Portfolio's average annual daily net assets.

The investment advisory agreement for International Portfolio and International Portfolio II provides for an advisory fee payable to Schroder at an annual rate of 0.45% of each Portfolio's average annual daily net assets.


NIM and Schroder place orders for the purchase and sale of assets they manage with brokers and dealers selected by and in the discretion of the respective adviser. NIM and Schroder seek "best execution" for all portfolio transactions, but a Portfolio may pay higher than the lowest available commission rates when an adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.

                                   CUSTODIAN

Norwest serves as the custodian for Index Portfolio and Small Company Portfolio and may appoint certain subcustodians to custody Small Company Portfolio's foreign securities and other assets held in foreign countries. Norwest receives no compensation for its custodial services. The Chase Manhattan Bank, N.A. ("Chase") serves as the custodian for International Portfolio and International Portfolio II and employs foreign subcustodians to maintain those Portfolios' foreign assets outside the United States. For its custodial services, Chase is compensated at an annual rate of 0.075% of each of International Portfolio's and International Portfolio II's average daily net assets.

                  ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTANT

Forum supervises the overall management of the Trust, including the Trust's receipt of services for which the Trust is obligated to pay, and provides the Trust with general office facilities pursuant to an Administration Agreement with the Trust. As of October 1, 1996, Forum acted as manager and distributor of registered investment companies with assets of approximately $16.0 billion. Forum, whose principal business address is Two Portland Square, Portland, Maine 04101, is a registered broker-dealer and investment adviser and is a member of the National Association of Securities Dealers, Inc.


For its administrative services and facilities, Forum receives a fee at an annual rate of 0.10% of the average daily net assets of each of Small Company Portfolio, Index Portfolio and International Portfolio II. For International Portfolio, Forum receives a fee at the annual rate of 0.15% of the Portfolio's average daily net assets.

Forum Financial Corp. ("FFC"), Two Portland Square, Portland, Maine 04101, is the Trust's transfer agent and fund accountant. FFC is an affiliate of Forum. For its unitholder accounting services, FFC receives a fee of $12,000 per year for each Portfolio. For fund accounting services, FFC receives a base fee of $36,000 per year ($60,000 in the case of International Portfolio and International Portfolio II) plus additional amounts depending on the assets of the Portfolio, the number and type of securities held by the Portfolio and the portfolio turnover rate of the Portfolio.


                                   EXPENSES

Each Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees; costs of membership trade associations; fees and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios. Each Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among the Portfolios in proportion to their average net assets or as otherwise determined by the Board.


The Trust was granted an exemptive order by the Securities and Exchange Commission ("Commission"), which allows certain investment companies (or series thereof) to invest less than all of its assets, but more than the statutorily permitted limits, in Index Portfolio, Small Company Portfolio and International Portfolio II. Under the amended terms of this exemptive order,

Norwest currently waives its investment advisory fee for serving as investment adviser to Small Company Portfolio and Index Portfolio and reimburses International Portfolio II for all investment advisory fees International Portfolio II pays to Schroder.


CAPITAL STOCK AND OTHER SECURITIES (ITEM 6 OF FORM N-1A)

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has eight series, (the Portfolios); the Trust reserves the right to create and issue additional series.

Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV").

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, interests will be voted in the aggregate without reference to a particular Portfolio, except if the matter affects only one Portfolio or Portfolio voting is required, in which case interests will be voted separately by Portfolio. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the NAV of the investors' respective beneficial interests in the Portfolio.

Under the Portfolios' method of operations, they are not be subject to any income tax. However, each investor in a Portfolio will be taxable on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that each Portfolio's assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to Forum Financial Services, Inc.

PURCHASE OF SECURITIES (ITEM 7 OF FORM N-1A)

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

The NAV of each Portfolio is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays, except New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day ("Business Day").


Each investor in a Portfolio may add to or reduce its investment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and
(2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.


Securities owned by a Portfolio for which market quotations are readily available are valued at current market value or, in their absence, at fair value as determined by the Board.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business of each Business Day. In addition, trading in foreign securities generally or in a particular country or countries may not take place on all Business Days or may take place on days other than Business Days. Trading does take place in various foreign markets, however, on days on which the Portfolio's NAV is not calculated. Calculation of the NAV per beneficial interest may not occur contemporaneously with the determination of the prices of the foreign securities used in the calculation. Events affecting the values of foreign securities that occur after the time their prices are determined and before a Portfolio's determination of NAV will not be reflected in the Portfolio's calculation of NAV unless NIM or Schroder determines that the particular event would materially affect NAV, in which case an adjustment would be made.

All assets and liabilities of a Portfolio denominated in foreign currencies are converted into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment in a Portfolio.
However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

The exclusive placement agent for the Trust is Forum. The principal business address of Forum is Two Portland Square, Portland, Maine 04101. Forum receives no compensation for serving as the exclusive placement agent for the Trust.

REDEMPTION OR REPURCHASE (ITEM 8 OF FORM N-1A)

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Commission.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.


PENDING LEGAL PROCEEDINGS (ITEM 9 OF FORM N-1A)

Not applicable.

                                      PART B
                               CORE TRUST (DELAWARE)

                                  INDEX PORTFOLIO
                              SMALL COMPANY PORTFOLIO
                              INTERNATIONAL PORTFOLIO
                             INTERNATIONAL PORTFOLIO II


Part B of this Registration Statement on Form N-1A, as amended through the date hereof, relating to Index Portfolio, Small Company Portfolio, International Portfolio and International Portfolio II of Core Trust (Delaware), consists of the following Statement of Additional Information.

                                     PART B
                        STATEMENT OF ADDITIONAL INFORMATION

                                  INDEX PORTFOLIO
                             SMALL COMPANY PORTFOLIO
                             INTERNATIONAL PORTFOLIO
                            INTERNATIONAL PORTFOLIO II


                                 October 11, 1996

This Statement of Additional Information ("SAI") relates to beneficial interests in the Index Portfolio, Small Company Portfolio, International Portfolio and International Portfolio II (each a "Portfolio" and collectively, the "Portfolios") of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company, and supplements the Private Placement Memorandum (the "Memorandum") dated October 11, 1996, relating to the Portfolios.

Investments in a Portfolio may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

This Statement of Additional Information does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in the Portfolios. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Financial Services, Inc., the Trust's placement agent (the "Placement Agent"), at Two Portland Square, Portland, Maine 04101,
(207) 879-1900, for a complete subscription package, including the Memorandum and a subscription agreement. The Trust and the Placement Agent reserve the right to refuses to accept any subscription for any reason.

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                               TABLE OF CONTENTS
                                                            Page
                                                            ----
     General Information and History
     Investment Objectives and Policies
     Management of the Trust
     Control Persons and Principal Holders of Securities
     Investment Advisory and Other Services
     Brokerage Allocation and Other Practices
     Capital Stock and Other Securities
     Purchase, Redemption and Pricing of Securities
     Tax Status
     Underwriters
     Calculation of Performance Data
     Financial Statements

-------------------------------------------------------------------------------

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST

INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

GENERAL INFORMATION AND HISTORY (ITEM 12 OF FORM N-1A)

Not applicable.

INVESTMENT OBJECTIVES AND POLICIES (ITEM 13 OF FORM N-1A)

                               INVESTMENT POLICIES


Part A contains information about the investment objectives, policies and restrictions of International Portfolio, International Portfolio II, Index Portfolio and Small Company Portfolio (each a "Portfolio" and collectively the "Portfolios") of Core Trust (Delaware) (the "Trust"). The following discussion is intended to supplement the disclosure in Part A concerning the Portfolios' investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.


DEFINITIONS

As used in Part B, the following terms shall have the meanings listed:

"Board" shall mean the Board of Trustees of the Trust.

"NRSRO" shall mean a nationally recognized statistical rating organization.

"U.S. Government Securities" shall mean obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

"Commission" shall mean the U.S. Securities and Exchange Commission.

CONVERTIBLE SECURITIES

Each Portfolio may invest in convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to comparable non-convertible securities. Although no securities investment is without some risk, investment in convertible securities generally entails less risk than in the issuer's common stock. However, the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Convertible securities have unique investment characteristics in that they generally (l) have higher yields than common stock, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying stocks since they have fixed income characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its "investment value" (determined by a comparison of its yield with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value and generally the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. In addition, a convertible security generally will sell at a premium over its conversion value determined by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by a Portfolio is called for redemption, the Portfolio will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.

FOREIGN CURRENCY TRANSACTIONS

Investments by International Portfolio and International Portfolio II in securities of foreign companies will usually involve the currencies of foreign countries. In addition, these Portfolios may temporarily hold funds in bank deposits in foreign currencies pending the completion of certain investment programs. Accordingly, the value of the assets of a Portfolio, as measured in U.S. dollars, may be affected by changes in foreign currency exchange rates and exchange control regulations. In addition, a Portfolio may incur costs in connection with conversions between various currencies. A Portfolio may conduct foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or by entering into foreign currency forward contracts ("forward contracts") to purchase or sell foreign currencies. A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Forward contracts in the principal foreign currencies are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers and involve the risk that the other party to the contract may fail to deliver currency when due, which could result in losses to a Portfolio. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. Foreign exchange dealers realize a profit based on the difference between the price at which they buy and sell various currencies.

A Portfolio may enter into forward contracts under two circumstances. First, with respect to specific transactions, when a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transactions, the Portfolio may be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

Second, a Portfolio may enter into forward contracts in connection with existing portfolio positions. For example, when the investment adviser of these Portfolios, Schroder Capital Management International Inc. ("Schroder"), believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, a Portfolio may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Portfolio's investment securities denominated in such foreign currency.

The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk of inaccurate predictions of currency price movements, which may cause a Portfolio to incur losses on these contracts and transaction costs. Schroder does not intend to enter into forward contracts on a regular or continuous basis and will not do so if, as a result, a Portfolio will have more than 25 % of the value of its total assets committed to such contracts or the contracts would obligate a

Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolio's investment securities or other assets denominated in that currency.

At or before the settlement of a forward currency contract, a Portfolio may either make delivery of the foreign currency or terminate its contractual obligation to deliver the foreign currency by purchasing an offsetting contract. If a Portfolio chooses to make delivery of the foreign currency, it may be required to obtain the currency through the conversion of assets of the Portfolio into the currency. A Portfolio may close out a forward contract obligating it to purchase a foreign currency by selling an offsetting contract. If a Portfolio engages in an offsetting transaction, it will realize a gain or a loss to the extent that there has been a change in forward contract prices. Additionally, although forward contracts may tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain which might result should the value of such currency increase.

There is no systematic reporting of last sale information for foreign currencies, and there is no regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information available is generally representative of very large transactions in the interbank market. The interbank market in foreign currencies is a global around-the-clock market.

When required by applicable regulatory guidelines, a Portfolio will set aside cash, U.S. Government Securities or other liquid, high-grade debt securities in a segregated account with its custodian in the prescribed amount.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

The Portfolios may purchase securities on a when-issued or delayed delivery basis. In those cases, the purchase price and the interest rate payable on the securities are fixed on the transaction date and delivery and payment may take place a month or more after the date of the transaction. At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction as a purchase and thereafter reflect the value each day of such securities in determining its net asset value.


A Portfolio will make commitments for such when-issued transactions only when it has the intention of actually acquiring the securities. To facilitate such acquisitions, a Portfolio will maintain with its custodian a separate account with portfolio securities in an amount at least equal to such commitments. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities of portfolio securities, sales of the securities held in the separate account or from other available sources of cash. If a Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, realize a gain or loss due to market fluctuation.


DOMESTIC AND FOREIGN BANK OBLIGATIONS

Each Portfolio may invest in obligations of financial institutions, including negotiable certificates of deposit, bankers' acceptances and time deposits of U.S. banks (including savings banks and savings associations), foreign branches of U.S. banks, foreign banks and their non-U.S. branches
(Eurodollars), U.S. branches and agencies of foreign banks (Yankee dollars), and wholly-owned banking-related subsidiaries of foreign banks.


Certificates of deposit represent an institution's obligation to repay funds deposited with it that earn a specified interest rate over a given period. Bankers' acceptances are negotiable obligations of a bank to pay a draft which has been drawn by a customer and are usually backed by goods in international trade. Time deposits are non-negotiable deposits with a banking institution that earn a specified interest rate over a given period. Certificates of deposit and fixed time deposits, which are payable at the stated maturity date and bear a fixed rate of interest, generally may be withdrawn on demand but may be subject to early withdrawal penalties which could reduce a Portfolio's yield. Deposits subject to early withdrawal penalties or that mature in more than seven days are treated as illiquid securities if there is no readily available market for the securities. Obligations of foreign banks and their branches, agencies or subsidiaries may be obligations of the parent, of the issuing branch, agency or subsidiary, or both. Investments in foreign bank obligations are limited to banks and branches located in countries which a Portfolio's investment adviser believes do not present undue risk.

Each Portfolio may invest in fixed-time deposits, which are payable at their stated maturity date and bear a fixed rate of interest, and which generally may be withdrawn on demand by the Portfolio but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation and could reduce the Portfolio's yield. Although fixed-time deposits do not in all cases have a secondary market, there are no contractual restrictions on a Portfolio's right to transfer a beneficial interest in the deposits to third parties.

Investments that a Portfolio may make in securities of foreign branches of domestic banks and domestic and foreign branches of foreign banks may involve certain risks, including future political and economic developments, the possible imposition of foreign withholding taxes on interest income payable on such securities, the possible seizure or nationalization of foreign deposits, differences from domestic banks in applicable accounting, auditing and financial reporting standards, and the possible establishment of exchange controls or other foreign governmental laws or restrictions applicable to the payment of certificates of deposit or time deposits which might affect adversely the payment of principal and interest on such securities held by the Portfolio.

ILLIQUID SECURITIES

Each Portfolio may invest up to 15% of its net assets in illiquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Portfolio has valued the securities and includes, among other things, repurchase agreements maturing in more than seven days and restricted securities other than those the Portfolio's investment adviser has determined to be liquid pursuant to guidelines established by the Board.

The Board has the ultimate responsibility for determining whether specific securities are liquid or illiquid. The Board has delegated the function of making day-to-day determinations of liquidity to the investment adviser of each Portfolio, pursuant to guidelines approved by the Board. The investment adviser takes into account a number of factors in reaching liquidity decisions, including but not limited to: (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; and (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer. The investment adviser monitors the liquidity of the securities held by each Portfolio and reports periodically on such decisions to the Board.

FIXED INCOME SECURITIES AND THEIR CHARACTERISTICS


Each Portfolio may invest in investment grade fixed income securities, including money market instruments. The market value of the interest-bearing debt securities held by the Portfolios will be affected by changes in interest rates. There is normally an inverse relationship between the market value of securities sensitive to prevailing interest rates and actual changes in interest rates. In other words, an increase in interest rates produces a decrease in market value. Moreover, the longer the remaining maturity of a security, the greater will be the effect of interest rate changes on the market value of that security. Changes in the ability of an issuer to make payments of interest and principal and in the market's perception of an issuer's creditworthiness will also affect the market value of the debt securities of that issuer. The possibility exists, therefore, that, the ability of any issuer to pay, when due, the principal of and interest on its debt securities may become impaired.


RATING MATTERS. A Portfolio may purchase unrated securities if the Portfolio's investment adviser determines the security to be of comparable quality to a rated security that the Portfolio may purchase. Unrated securities may not be as actively traded as rated securities. A Portfolio may retain securities whose rating has been lowered below the lowest permissible rating category (or that are unrated and determined by the Portfolio's investment adviser to be of comparable quality to securities whose rating has been lowered below the lowest permissible rating category) if the investment adviser determines that retaining such security is in the best interests of the Portfolio.

To limit credit risks, the Portfolios may only invest in securities that are investment grade -i.e., rated in the top four long-term investment grades by an NRSRO or in the top two short-term investment grades by an NRSRO. Accordingly, the lowest permissible long-term investment grades for corporate bonds, including convertible bonds, are Baa in the case of Moody's Investors Service, Inc. ("Moody's") and BBB in the case of Standard & Poor's Ratings Group ("S&P") and Fitch Investors Service, Inc. ("Fitch"); the lowest permissible long-term investment grades for preferred stock are baa in the case of Moody's and BBB in the case of S&P and Fitch; and the lowest permissible short-term investment grades for short-term debt, including commercial paper, are Prime-2 (P-2) in the case of Moody's, A-2 in the case of S&P and F-2 in the case of Fitch. All these ratings are generally considered to be investment grade ratings, although Moody's indicates that securities with long-term ratings of Baa have speculative characteristics.

VARIABLE AND FLOATING RATE SECURITIES. The securities in which the Portfolios invest may have variable or floating rates of interest and, under certain limited circumstances, may have varying principal amounts. These securities pay interest at rates that are adjusted periodically accordingly to a specified formula, usually with reference to one or more interest rate indices or market interest rates. Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. There may not be an active secondary market for any particular floating or variable rate instrument; this could make it difficult for a Portfolio to dispose of the instrument if the issuer defaulted on its repayment obligation at a time when the Portfolio was not entitled to exercise any demand rights it might have. A Portfolio could, for this or other reasons, suffer a loss with respect to the instrument. Each Portfolio's investment adviser monitors the liquidity of the Portfolio's investment in variable and floating rate instruments, but there can be no guarantee that an active secondary market will exist.

Certain securities may have an initial principal amount that varies over time based on an interest rate index, and, accordingly, a Portfolio might be entitled to less than the initial principal amount of the security upon the security's maturity. Each Portfolio intends to purchase such securities only when the Portfolio's investment adviser believes the interest income from the instrument justifies any principal risks associated with the instrument. A Portfolio's investment adviser may attempt to limit any potential loss of principal by purchasing similar instruments that are intended to provide an offsetting increase in principal. There can be no assurance that the investment adviser will be able to limit principal fluctuations and, accordingly, a Portfolio may incur losses on those securities even if held to maturity without issuer default.


FOREIGN NATIONAL AND MUNICIPAL GOVERNMENT DEBT SECURITIES. The fixed income securities in which International Portfolio and International Portfolio II may invest include those issued by the governments of foreign countries or by those countries' political subdivisions, agencies or instrumentalities, as well as by supranational organizations such as the International Bank for Reconstruction and Development. To the extent otherwise permitted, a Portfolio may invest in these securities if Schroder believes that the securities do not present undue risk.


                            INVESTMENT LIMITATIONS

Except as required by the 1940 Act, if any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Portfolio's assets or purchases and redemptions of interests will not be considered a violation of the limitation.

FUNDAMENTAL LIMITATIONS



Each Portfolio has adopted the following investment limitations which are fundamental policies of the Portfolio and cannot be changed without the affirmative vote of the lesser of (a) more than 50% of the outstanding interests of the Portfolio or (b) 67% or more of the interests present at an interestholders' meeting if more than 50% of the outstanding interests of the Portfolio are represented at the meeting in person or by proxy.

(1) DIVERSIFICATION: With respect to 75% of its assets, the Portfolio may not purchase a security other than a U.S. Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer or the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.

(2) CONCENTRATION: The Portfolio may not purchase securities if, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers conducting their principal business activities in the same industry; provided, however that there is no limit on investments in U.S. Government Securities, repurchase agreements covering U.S. Government Securities, and issuers domiciled in a single country; that financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance); and that utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone).

(3) BORROWING: The Portfolio may borrow money from a bank for temporary or emergency purposes, including the meeting of redemption requests, but not in excess of 33 1/3% of the value of the Portfolio's total assets (as computed immediately after the borrowing).

(4) ISSUANCE OF SENIOR SECURITIES: The Portfolio may not issue senior securities except to the extent permitted by the 1940 Act.

(5) UNDERWRITING ACTIVITIES: The Portfolio may not underwrite securities of other issuers, except to the extent that the Portfolio may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

(6) MAKING LOANS: The Portfolio may not make loans, except the Portfolio may enter into repurchase agreements, purchase debt securities that are otherwise permitted investments and lend portfolio securities.

(7) PURCHASES AND SALES OF REAL ESTATE: The Portfolio may not purchase or sell real estate, any interest therein or real estate limited partnership interests, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein.

(8) PURCHASES AND SALES OF COMMODITIES: The Portfolio may not purchase or sell physical commodities or contracts, options or options on contracts to purchase or sell physical commodities, provided that currencies and currency-related contracts and contracts on indices are not deemed to be physical commodities.

NONFUNDAMENTAL LIMITATIONS

Each Portfolio has adopted the following investment limitations which are not fundamental policies of the Portfolio and may be changed by the Board.

(1) BORROWING: Borrowing for other than temporary or emergency purposes or meeting redemption requests is limited to 5% of the value of the Portfolio's total assets. Where the Portfolio establishes a segregated account to limit the amount of leveraging of the Portfolio with respect to certain investment techniques, the Portfolio does not treat those techniques as involving borrowings for purposes of this limitation.

(2) ILLIQUID SECURITIES: The Portfolio may not invest more than (i) 15% of its net assets in illiquid securities, a term that means securities that cannot be disposed of within seven days in the ordinary course of business and includes, among other things, repurchase agreements maturing in more than seven days, or (ii) 10% of its total assets in securities subject to contractual restrictions on resale.

(3) OTHER INVESTMENT COMPANIES: The Portfolio may not invest in securities of another investment company, except to the extent permitted by the 1940 Act.

(4) MARGIN AND SHORT SALES: The Portfolio may not purchase securities on margin or make short sales of securities (except short sales against the box) except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities. The Portfolio may make margin deposits in connection with permitted transactions in options and futures contracts.

(5) UNSEASONED ISSUERS: The Portfolio may not invest in securities (other than fully-collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors, unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest, if, as a result, more than 5% of the value of the Portfolio's total assets would be so invested.

(6) PLEDGING: The Portfolio may not pledge, mortgage, hypothecate or encumber any of its assets except to secure permitted borrowings.

(7) INVESTMENTS BY OFFICERS AND TRUSTEES: The Portfolio may not invest in or hold securities of any issuer if, to the Trust's knowledge, officers and trustees of the Trust or an investment adviser to the Portfolio, individually owning beneficially more than one-half of one percent of the securities of the issuer, in the aggregate own more than 5% of the issuer's securities.

(8) OIL, GAS AND MINERAL INVESTMENTS: The Portfolio may not invest in interests in oil and gas or interests in other mineral exploration or development programs, including oil, gas and other mineral leases and the Portfolio may not invest in real estate limited partnerships.

RATINGS

Moody's, S&P, Fitch and other NRSROs are private services that provide ratings of the credit quality of debt obligations, including convertible securities. A description of certain ratings assigned to various types of bonds and other securities by those NRSROs is set forth below. The Portfolios may use these ratings to determine whether to purchase, sell or hold a security. However, ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, interest rate and rating may have different market prices. If an issue of securities ceases to be rated or if its rating is reduced after it is purchased by a Portfolio, the investment adviser of the Portfolio will determine whether the Portfolio should continue to hold the obligation. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings. An issuer's current financial condition may be better or worse than a rating indicates.

CORPORATE BONDS

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S"). Moody's rates corporate bond issues, including convertible debt issues, as follows:

Bonds which are rated Aaa are judged by Moody's to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Note: Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa to Baa. The modifier 1 indicates that the company ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the company ranks in the lower end of its generic rating category.

STANDARD AND POOR'S RATINGS GROUP ("S&P"). S&P rates corporate bond issues, including convertible debt issues, as follows:

Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt rated in higher rated categories.

Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Note: The ratings may be modified by the addition of a plus (+) or minus (-) sign to show the relative standing within the major categories.

FITCH INVESTORS SERVICE, INC. ("FITCH"). Fitch rates corporate bond issues, including convertible debt issues, as follows:

AAA Bonds are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, shorter-term debt of these issuers is generally rate F-1+.

A Bonds are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

PREFERRED STOCK

MOODY'S INVESTORS SERVICE, INC.  Moody's rates preferred stock as follows:

An issue rated aaa is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

An issue rated aa is considered a high-grade preferred stock. This rating indicates that there is a reasonable assurance that earnings and asset protection will retain relatively well maintained in the foreseeable future.

An issue rated a is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the aaa and aa classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

An issue rated baa is considered to be a medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

Note: Moody's applies numerical modifiers 1, 2 and 3 in each rating classification; the modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

STANDARD & POOR'S RATINGS GROUP.  S&P rates preferred stock as follows:

AAA is the highest rating that is assigned by S&P to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

A preferred stock issue rated AA also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated AAA.

An issue rated A is backed by a strong capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

An issue rated BBB is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock obligation in this category than for issues in the A category.

To provide more detailed indications of preferred stock quality, the ratings from AA to BBB may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

COMMERCIAL PAPER

MOODY'S INVESTORS SERVICE, INC. Moody's two highest ratings for short-term debt, including commercial paper, are Prime-1 and Prime-2. Both are judged investment grade, to indicate the relative repayment ability of rated issuers.

Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: Leading market positions in well-established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earning coverage of fixed financial charges and high internal cash generation, well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or related supporting institutions) by Moody's have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1 but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

STANDARD AND POOR'S RATINGS GROUP. S&P's two highest commercial paper ratings are A and B. Issues assigned an A rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety. An A-l designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation. The capacity for timely payment on issues with an A-2 designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1. A-3 issues have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations. Issues rated B are regarded as having only speculative capacity for timely payment.

FITCH INVESTORS SERVICE, INC. Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

F-1+. Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1. Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2. Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1 rating.

F-3. Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

                      HEDGING AND OPTION INCOME STRATEGIES


Each Portfolio may engage in certain options and futures strategies to attempt to hedge the Portfolio's investments. The instruments in which the Portfolios may invest include (i) options on foreign currencies, (ii) index and foreign currency futures contracts ("futures contracts"), and (iii) options on futures contracts. Use of these instruments is subject to regulation by the Commission, the several options and futures exchanges upon which options and futures are traded, and the Commodities Futures Trading Commission.


The various strategies referred to herein and in Part A are intended to illustrate the type of strategies that are available to, and may be used by, an investment adviser in managing a Portfolio's investments. No assurance can be given, however, that any strategies will succeed.

The Portfolios will not use leverage in their hedging strategies. In the case of transactions entered into as a hedge, a Portfolio will hold securities, currencies or other options or futures positions whose values are expected to offset ("cover") its obligations thereunder. A Portfolio will not enter into a hedging strategy that exposes the Portfolio to an obligation to another party unless it owns either (1) an offsetting ("covered") position or (2) cash, U.S. Government Securities or other liquid, high-grade debt securities with a value sufficient at all times to cover its potential obligations. When required by applicable regulatory guidelines, a Portfolio will set aside cash, U.S. Government Securities or other liquid, high-grade debt securities in a segregated account with its custodian in the prescribed amount. Any assets used for cover or held in a segregated account cannot be sold or closed out while the hedging strategy is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that the use of cover or segregation involving a large percentage of a Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

OPTIONS STRATEGIES

A Portfolio may purchase put and call options written by others and write
(sell) put and call options covering currencies. A put option (sometimes called a "standby commitment") gives the buyer of the option, upon payment of a premium, the right to deliver a specified amount of currency to the writer of the option on or before a fixed date at a predetermined price. A call option (sometimes called a "reverse standby commitment") gives the purchaser of the option, upon payment of a premium, the right to call upon the writer to deliver a specified amount of currency on or before a fixed date, at a predetermined price. The predetermined prices may be higher or lower than the market value of the underlying currency. A Portfolio may buy or sell both exchange-traded and over-the-counter ("OTC") options. A Portfolio will purchase or write an option only if that option is traded on a recognized U.S. options exchange or if its investment adviser believes that a liquid secondary market for the option exists. When a Portfolio purchases an OTC option, it relies on the dealer from which it has purchased the OTC option to make or take delivery of the currency underlying the option. Failure by the dealer to do so would result in the loss of the premium paid by the Portfolio as well as the loss of the expected benefit of the transaction.

Upon selling an option, a Portfolio receives a premium from the purchaser of the option. Upon purchasing an option the Portfolio pays a premium to the seller of the option. The amount of premium received or paid by the Portfolio is based upon certain factors, including the relationship of the exercise price to the market price, the option period, and supply and demand.

FOREIGN CURRENCY OPTIONS AND RELATED RISKS

A Portfolio may take positions in options on foreign currencies in order to hedge against the risk of foreign exchange fluctuation on foreign securities the Portfolio holds in its portfolio or which it intends to purchase. Options on foreign currencies are affected by the factors discussed in "Options Strategies" and "Foreign Currency Forward Transactions" above which influence foreign exchange sales and investments generally.

The value of foreign currency options is dependent upon the value of the foreign currency relative to the U.S. dollar and has no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, a Portfolio may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

To the extent that the U.S. options markets are closed while the market for the underlying currencies remains open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options markets.

SPECIAL CHARACTERISTICS AND RISKS OF OPTIONS TRADING

A Portfolio may effectively terminate its right or obligation under an option contract by entering into a closing transaction. For instance, if the Portfolio wished to terminate its potential obligation to sell currencies under a call option it had written, a call option of the same type would be purchased by the Portfolio. Closing transactions essentially permit the Portfolio to realize profits or limit losses on its options positions prior to the exercise or expiration of the option. In addition:

(1) The successful use of options depends upon the investment adviser's ability to forecast the direction of price fluctuations in the currency markets.

(2) Options normally have expiration dates of up to nine months. Options that expire unexercised have no value. Unless an option purchased by a Portfolio is exercised or unless a closing transaction is effected with respect to that position, a loss will be realized in the amount of the premium paid.

(3) A position in an exchange-listed option may be closed out only on an exchange which provides a market for identical options. Exchange markets for options on foreign currencies are relatively new, and the ability to establish and close out positions on the exchanges is subject to the maintenance of a liquid secondary market. Closing transactions may be effected with respect to options traded in the OTC markets (currently the primary markets for options on foreign currencies) only by negotiating directly with the other party to the option contract or in a secondary market for the option if such market exists. There is no assurance that a liquid secondary market will exist for any particular option at any specific time. If it is not possible to effect a closing transaction, a Portfolio would have to exercise the option which it purchased in order to realize any profit. The inability to effect a closing transaction on an option written by a Portfolio may result in material losses to the Portfolio.

(4) A Portfolio's activities in the options markets may result in a higher portfolio turnover rate and additional brokerage costs.

FUTURES STRATEGIES

A futures contract is a bilateral agreement wherein one party agrees to accept, and the other party agrees to make, delivery of cash, an underlying debt security or the currency as called for in the contract at a specified future date and at a specified price. For futures contracts with respect to an index, delivery is of an amount of cash equal to a specified dollar amount times the difference between the index value at the time of the contract and the close of trading of the contract.

A Portfolio may purchase index futures contracts for several reasons: to simulate full investment in the underlying index while retaining a cash balance for fund management purposes, to facilitate trading, to reduce transactions costs, or to seek higher investment returns when a futures contract is priced more attractively than securities in the index.

A Portfolio may sell foreign currency futures contracts to hedge against possible variations in the exchange rate of the foreign currency in relation to the U.S. dollar. In addition, a Portfolio may sell foreign currency futures contracts when its investment adviser anticipates a general weakening of foreign currency exchange rates that could adversely affect the market values of the Portfolio's foreign securities holdings. A Portfolio may purchase a foreign currency futures contract to hedge against an anticipated foreign exchange rate increase pending completion of anticipated transactions. Such a purchase would serve as a temporary measure to protect the Portfolio against such increase. A Portfolio may also purchase call or put options on foreign currency futures contracts to obtain a fixed foreign exchange rate at limited risk. A Portfolio may write call options on foreign currency futures contracts as a partial hedge against the effects of declining foreign exchange rates on the value of foreign securities.

SPECIAL CHARACTERISTICS AND RISKS OF FUTURES AND RELATED OPTIONS TRADING

No price is paid upon entering into futures contracts; rather, a Portfolio is required to deposit with its custodian in a segregated account in the name of the futures broker an amount of cash or U.S. Government Securities generally equal to 5% or less of the contract value. This amount is known as initial margin. Subsequent payments, called variation margin, to and from the broker, would be made on a daily basis as the value of the futures position varies. When writing a call on a futures contract, variation margin must be deposited in accordance with applicable exchange rules. The initial margin in futures transactions is in the nature of a performance bond or good-faith deposit on the contract that is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied.

Holders and writers of futures and options on futures contracts can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, a futures contract or related option with the same terms as the position held or written. Positions in futures contracts may be closed only on an exchange or board of trade providing a secondary market for such futures contracts.

Under certain circumstances, futures exchanges may establish daily limits in the amount that the price of a futures contract or related option may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit. Prices could move to the daily limit for several consecutive trading days with little or no trading and thereby prevent prompt liquidation of positions. In such event, it may not be possible for a Portfolio to close a position, and in the event of adverse price movements, the Portfolio would have to make daily cash payments of variation margin. In addition:

(1) Successful use by a Portfolio of futures contracts and related options will depend upon its investment adviser's ability to predict movements in the direction of the overall currency markets, which requires different skills and techniques than predicting changes in the prices of individual securities. Moreover, futures contracts relate not to the current level of the underlying currency but to the anticipated levels at some point in the future.

(2) The price of futures contracts may not correlate perfectly with movement in the price of the hedged currencies due to price distortions in the futures market or otherwise. There may be several reasons unrelated to the value of the underlying currencies which causes this situation to occur. As a result, a correct forecast of general market trends may still not result in successful hedging through the use of futures contracts over the short term.

(3) There is no assurance that a liquid secondary market will exist for any particular contract at any particular time. In such event, it may not be possible to close a position, and in the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin.

(4) Like other options, options on futures contracts have a limited life. A Portfolio will not trade options on futures contracts on any exchange or board of trade unless and until, in its investment adviser's opinion, the market for such options has developed sufficiently that the risks in connection with options on futures transactions are not greater than the risks in connection with futures transactions.

(5) Purchasers of options on futures contracts pay a premium in cash at the time of purchase. This amount and the transaction costs is all that is at risk. Sellers of options on futures contracts, however, must post an initial margin and are subject to additional margin calls which could be substantial in the event of adverse price movements.

(6) A Portfolio's activities in the futures markets may result in a higher portfolio turnover rate and additional transaction costs in the form of added brokerage commissions.

(7) Buyers and sellers of foreign currency futures contracts are subject to the same risks that apply to the buying and selling of futures generally. In addition, there are risks associated with foreign currency futures contracts and their use as a hedging device similar to those associated with options on foreign currencies described above. In addition, settlement of foreign currency futures contracts must occur within the country issuing that currency. Thus, a Portfolio must accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign restrictions or regulations regarding the maintenance of foreign banking arrangements by U.S. residents, and the Portfolio may be required to pay any fees, taxes or charges associated with such delivery which are assessed in the issuing country.

MANAGEMENT OF THE TRUST (ITEM 14 OF FORM N-1A)

The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk. John Y. Keffer and David R. Keffer are brothers.

John Y. Keffer*, Chairman and President (age 54).

     President and Director, Forum Financial Services, Inc. (a registered broker-dealer), Forum Financial Corp. (a registered transfer agent) and Forum Advisors, Inc. (a registered investment adviser). Mr. Keffer is a Trustee/Director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Costas Azariadis, Trustee (age 52).


     Professor of Economics, University of California, Los Angeles, since July 1992. Prior thereto, Dr. Azariadis was Professor of Economics at the University of Pennsylvania. His address is Department of Economics, University of California, Los Angeles, 405 Hilgard Avenue, Los Angeles, California 90024.


James C. Cheng, Trustee (age 53).


     Founder and President, Technology Marketing Associates (a marketing company for small and medium size businesses in New England) since 1991. During November 1991 to September 1994, Mr. Cheng provided marketing and sales support to Forum. Mr. Cheng was President of Network Dynamics, Inc. (a software development company). Prior thereto His address is 27 Temple Street, Belmont, MA 02718.


J. Michael Parish, Trustee (age 52).


     Partner at the law firm of Reid & Priest. Prior to 1995, Mr. Parish was a partner at Winthrop Stimson Putnam & Roberts since 1989. His address is 40 West 57th Street, New York, New York.


Sara M. Clark, Vice President, Assistant Secretary and Assistant
Treasurer (age 33).


     Managing Director, Forum Financial Services, Inc., with which she has been associated since 1994. Prior thereto, from 1991 to 1994 Ms. Clark was Controller of Wright Express Corporation (a national credit card company) and for six years prior thereto was employed at Deloitte & Touche LLP as an accountant. Ms. Clark is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. Her address is Two Portland Square, Portland, Maine 04101.


Thomas G. Sheehan, Vice President and Assistant Secretary (age 42).


     Counsel, Forum Financial Services, Inc. since October, 1993. Prior thereto, Mr. Sheehan was a Special Counsel in the Division of Investment Management of the U.S. Securities and Exchange Commission in Washington, D.C. His address is Two Portland Square, Portland, Maine 04101.


Richard C. Butt, Treasurer (age 40).


     CPA, Managing Director, Operations, Forum Financial Corp. since 1996. Prior thereto, Mr. Butt was a consultant in the financial services division of KPMG Peat Marwick LLP ("KPMG"). Prior to his employment at KPMG, Mr. Butt was President of 440 Financial Distributors, Inc., the distribution subsidiary of 440 Financial Group, and Senior Vice President of the parent company. Prior thereto, he was a Vice President at Fidelity Services Company. Mr. Butt is responsible for fund accounting and transfer agency at Forum. His address is Two Portland Square, Portland, Maine 04101.

David I. Goldstein, Secretary (age 35).

     Counsel, Forum Financial Services, Inc., with which he has been associated since 1991. Prior thereto, Mr. Goldstein was associated with the law firm of Kirkpatrick & Lockhart, LLP. Mr. Goldstein is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Renee A. Walker, Assistant Secretary (age 26).


     Fund Administrator, Forum Financial Services, Inc., with which she has been associated since 1994. Prior thereto, Ms. Walker was an administrator at Longwood Partners (the manager of a hedge fund partnership) for a year. After graduating from college, from 1991 to 1993, Ms. Walker was a sales representative assistant at PaineWebber Incorporated (a broker-dealer). Her address is Two Portland Square, Portland, Maine 04101.

Each Trustee of the Trust (other than persons who are interested persons of the Trust) is paid $1,000 for each Board meeting attended (whether in person or by electronic communication) plus $100 per active portfolio of the Trust and is paid $1,000 for each Committee meeting attended on a date when a Board meeting is not held. To the extent a meeting relates to only certain portfolios of the Trust, Trustees are paid the $100 fee only with respect to those portfolios. Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated by the Trust.


The following table provides the aggregate compensation paid to the Trustees of the Trust by the Trust. Information is presented for the year ended May 31, 1996, the Portfolios' fiscal year end.

                              Total Compensation
                               from the Trust
                               --------------
Costas Azariadis                   $3,500
James C. Cheng                     $3,500
J. Michael Parish                  $3,500

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES (ITEM 15 OF FORM N-1A)


International Fund, a series of Norwest Advantage Funds, a Delaware business trust registered with the SEC as an open-end management investment company, has invested all of its investable assets in International Portfolio. As of September 15, 1996, International Fund was the Portfolio's only interestholder (other than nominal amounts invested by Forum and its affiliates) and thus controlled the Portfolio. With respect to Index Portfolio, Small Company Portfolio and International Portfolio II, series of Norwest Advantage Funds have invested a portion of their investable assets in the Portfolios pursuant to the terms of an exemptive order granted the Trust by the Commission. As of September 15, 1996, these series owned all of the units of, and therefore controlled, International Portfolio II, Index Portfolio and Small Company Portfolio. See Part A and "Purchase, Redemption and Pricing of Securities" below for a description of the exemptive order.


Norwest Advantage Funds has informed the Trust that whenever International Fund is requested to vote on matters pertaining to International Portfolio, International Fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which International Fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in International Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in International Portfolio will follow the same or a similar practice.

INVESTMENT ADVISORY AND OTHER SERVICES (ITEM 16 OF FORM N-1A)

                          INVESTMENT ADVISORY SERVICES

Norwest Investment Management, a part of Norwest Bank Minnesota, N.A. ("Norwest"), acts as investment adviser to Small Company Portfolio and Index Portfolio and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, those Portfolios.

Schroder acts as investment adviser to International Portfolio and International Portfolio II and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, those Portfolios.


The investment advisory agreement for each Portfolio ("Advisory Agreement") will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.


The Advisory Agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to Norwest or Schroder, as applicable, or (ii) by Norwest or Schroder on 60 days' written notice to the Trust. Each Advisory Agreement terminates automatically upon its assignment.


The advisory fees, as described in Part A, are accrued daily and paid monthly. Either adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. As described in Part A, Norwest is obligated waive all investment advisory fees of Small Company Portfolio and Index Portfolio and to reimburse all investment advisory fees of International Portfolio II. Each Advisory Agreement provides that the adviser may render service to others.

The following table shows the dollar amount of fees payable under the Advisory Agreements between the investment advisors and the Trust with respect to each Portfolio, the amount of the fee that was waived or reimbursed by Norwest, if any, and the actual fee received by Norwest or Schroder. The data is for the past fiscal year, November 1, 1995 through May 31, 1996 and for the Trust's first fiscal year ending October 31, 1995.




                                            Fee Waived or      Fee           Fee
                                    Fee      Reimbursed     Retained by  Retained by
                                  Payable    by Norwest       Norwest      Schroder
                                  -------   -------------   -----------  -----------
Index Portfolio
   Year ended May 31, 1996         281,183      281,183          0            N/A
   Year ended October 31, 1995     359,914      359,914          0            N/A
Small Company Portfolio
   Year ended May 31, 1996       1,844,601    1,844,601          0            N/A
   Year ended October 31, 1995   2,260,342    2,260,342          0            N/A
International Portfolio
   Year ended May 31, 1996         316,701            0          0           316,701
   Year ended October 31, 1995     368,007            0          0           368,007
International Portfolio II
   Year ended May 31, 1996       1,005,925    1,005,925          0         1,005,925
   Year ended October 31, 1995   1,231,536    1,231,536          0         1,231,536



                               ADMINISTRATIVE SERVICES

Pursuant to an administration agreement with the Trust, Forum supervises the overall administration of the Trust which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and fund accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The Administration Agreement between Forum and the Trust will continue in effect with respect to a Portfolio only if such continuance is specifically approved at least annually by the Board or by the interestholders of that Portfolio and, in either case, by a majority of the Trustees who are not parties to the Management Agreement or interested persons of any such party.

The administration agreement may be terminated with respect to each Portfolio without the payment of any penalty, (i) by the Board or by vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940) Act on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust.

The following table shows the dollar amount of fees payable under the Administration Agreement between Forum and the Trust with respect to each Portfolio, the amount of fee that was waived or reimbursed by Forum, if any, and the actual fee received by Forum. The data is for the past fiscal year and the fiscal year ended October 31, 1995. Forum's fees are accrued daily and paid monthly.


                                                  Fee        Fee        Fee
                                                Payable     Waived    Retained
                                               --------   --------    ---------
Index Portfolio
   Year ended May 31, 1996                     $187,455     $7,045    $180,410
   Year ended October 31, 1995                  239,943    $16,182     239,943
Small Company Portfolio
   Year ended May 31, 1996                      204,956      1,250     203,706
   Year ended October 31, 1995                  251,149          0     251,149
International Portfolio
   Year ended May 31, 1996                      105,567     11,873      93,694
   Year ended October 31, 1995                  122,669     78,610      44,059
International Portfolio II
   Year ended May 31, 1996                      223,539          0     223,539
   Year ended October 31, 1995                  273,675        605     273,070

                                CUSTODIAN

Norwest, 733 Marquette Avenue, Minneapolis, Minnesota 55479-0040, is the custodian of Small Company Portfolio's and Index Portfolio's assets. The Chase Manhattan Bank, N.A., through its Global Custody Division located in London, England, acts as custodian of International Portfolio's and International Portfolio II's assets, but plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolios. Pursuant to rules adopted under the 1940 Act, each Portfolio may maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors, including the reliability and financial stability of the institution, the ability of the institution to perform capably custodial services for the Portfolio, the reputation of the institution in its national market, the political and economic stability of the country in which the institution is located, and further risks of potential nationalization or expropriation of Portfolio assets. The custodian employs qualified foreign subcustodians to provide custody of the Portfolios' foreign assets in accordance with applicable regulations.


                           PORTFOLIO ACCOUNTING

Forum Financial Corp. ("FFC"), an affiliate of Forum, performs portfolio accounting services for each Portfolio pursuant to a Fund Accounting Agreement with the Trust. The Fund Accounting Agreement will continue in effect only if such continuance is specifically approved at least annually by the Board or by a vote of the shareholders of the Trust and in either case by a majority of the Trustees who are not parties to the Fund Accounting Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Fund Accounting Agreement.

Under its agreement, FFC prepares and maintains books and records of each Fund on behalf of the Trust that are required to be maintained under the 1940 Act, calculates the net asset value per share of each Fund (and class thereof) and dividends and capital gain distributions and prepares periodic reports to shareholders and the SEC. For its accounting services, FFC receives from the Trust with respect to each Portfolio a fee of $36,000 per year plus certain amounts based upon the type of Portfolio, and number and types of portfolio transactions within each Portfolio. In addition, for its interestholder recordkeeping services, FFC is paid $12,000 for each Portfolio.


                                INDEPENDENT AUDITORS


Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as independent auditors for the Portfolios.


BROKERAGE ALLOCATION AND OTHER PRACTICES (ITEM 17 OF FORM N-1A)

Investment decisions for the Portfolios will be made independently from those for any other client account or investment company that is or may in the future become managed by either Norwest or Schroder, as applicable, or its affiliates. Investment decisions are the product of many factors including basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which, in Norwest's or Schroder's, as applicable, opinion, is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients. In addition, when purchases or sales of the same security for the Portfolio and other client accounts managed by Norwest or Schroder occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

Purchases and sales of fixed income portfolio securities are generally effected as principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and ask prices In the case of securities traded in the foreign and domestic over-the-counter markets, there is generally no stated commission, but the price usually includes an undisclosed commission or markup In underwritten offerings, the price includes a disclosed fixed commission or discount.

Purchases and sales of equity securities on exchanges are generally effected through brokers who charge commissions except in the over-the-counter markets. Allocations of transactions to brokers and dealers and the frequency of transactions are determined by Norwest or Schroder, as applicable, in its best judgment and in a manner deemed to be in the best interest of holders of beneficial interests of the Portfolios rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio. In transactions on stock exchanges in the United States, these commissions are negotiated, whereas on foreign stock exchanges these commissions are generally fixed. Where transactions are executed in the over-the-counter market, the Portfolio will seek to deal with the primary market makers; but where necessary in order to obtain best execution, it will utilize the services of others. In all cases the Portfolio will attempt to negotiate best execution.

A Portfolio may not always pay the lowest commission or spread available. Rather, in determining the amount of commission, including certain dealer spreads, paid in connection with securities transactions, Norwest and Schroder take into account such factors as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below) and any risk assumed by the executing broker. Norwest and Schroder may also take into account payments made by brokers effecting transactions for a Portfolio (i) to the Portfolio or (ii) to other persons on behalf of the Portfolio for services provided to it for which it would be obligated to pay.

In addition, Norwest and Schroder may give consideration to research services furnished by brokers for their use and may cause the Portfolio to pay these brokers a higher amount of commission than may be charged by other brokers. Such research and analysis may be used by Norwest and Schroder in connection with services to clients other than the Portfolios, and advisory fees are not reduced by reason of their receipt of the research services.

Subject to the general policies regarding allocation of portfolio brokerage as set forth above, the Board has authorized Norwest and Schroder to employ their respective affiliates to effect securities transactions of the Portfolios, provided certain other conditions are satisfied. Payment of brokerage commissions to an affiliate of Norwest or Schroder, as applicable, for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on securities exchanges paid by a registered investment company to a broker which is an affiliated person of such investment company, or an affiliated person of another person so affiliated, not exceed the usual and customary brokers' commissions for such transactions. It is the Portfolios' policy that commissions paid to Schroder Muenchmeyer ("Muenchmeyer"), Norwest Investment Services, Inc. ("Norwest Services") and other affiliates of either Norwest or Schroder will, in the judgment of the adviser responsible for making portfolio decisions and selecting brokers, be (i) at least as favorable as commissions contemporaneously charged by the affiliate on comparable transactions for its most favored unaffiliated customers and (ii) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested Trustees, has adopted procedures to ensure that commissions paid to affiliates of Norwest or Schroder by the Portfolios satisfy the foregoing standards.

The Trust has no understanding or arrangement to direct any specific portion of its brokerage to Muenchmeyer or Norwest Services, and will not direct brokerage to Muenchmeyer or Norwest Services in recognition of research services.


For the fiscal years ended October 31, 1995 and May 31, 1996, the aggregate brokerage commissions incurred by the Portfolios were as follows:
Index Portfolio, $84,456.51 and $74,898.21, Small company Portfolio $758,509.92 and $784,781.71, International Portfolio $212,757.45 and
$188,843.90, and International Portfolio II $730,490.67 and $434,449.57, of
which 0.004% ($828.05) and 0% ($.00) was paid for the years ended October 31, 1995 and May 31, 1996, respectively, to Muenchmeyer with respect to International Portfolio, and of which 0.001% ($966.05) and 0% ($0.00) was paid for the years October 31, 1995 and May 31, 1996, respectively, to Muenchmeyer with respect to International Portfolio II. During those periods, approximately 0.002% and 0% of the total dollar amount of transactions by International Portfolio, and 0.002% and 0% of the total dollar amount of transactions by International Portfolio II involving the payment of commissions were effected through Muenchmeyer, for the years ended October 31, 1995 and May 31, 1996, respectively.


Transactions in futures contracts are executed through futures commission merchants ("FCMs"), who receive brokerage commissions for their services. The Trust's procedures in selecting FCMs to execute the Trust's transactions in futures contracts, including procedures permitting the use of affiliates of Norwest or Schroder, are similar to those in effect with respect to brokerage transactions in securities.

The Trust will not purchase securities that are offered in underwritings in which any affiliate of Norwest or Schroder is a member of the underwriting or selling group, except pursuant to procedures adopted by the Board pursuant to Rule 10f-3 under the 1940 Act. Among other things, these procedures require that the spread or commission paid in connection with such a purchase be reasonable and fair, the purchase be at not more than the public offering price prior to the end of the first business day after the date of the public offering and that Norwest, Schroder or any affiliates thereof not participate in or benefit from the sale to the Trust.

CAPITAL STOCK AND OTHER SECURITIES (ITEM 18 OF FORM N-1A)

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.


The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and
(3) the Trust itself is unable to meet its obligations.


PURCHASE, REDEMPTION AND PRICING OF SECURITIES (ITEM 19 OF FORM N-1A)

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. See "General Description of Registrant," "Purchase of Securities," and "Redemption or Repurchase" in Part A.


The Trust was granted an exemptive order by the Commission which allows only open-end management investment companies or their separate series for which Norwest (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser (collectively, "Norwest Gateways") to invest in Index Portfolio, Small Company Portfolio and International Portfolio II. The original exemptive order, which imposed several substantive conditions upon the Trust and Norwest Advantage Funds, was amended effective August 6, 1996, to permit any Norwest Advantage Fund to invest all or a portion of its assets in a Core Trust portfolio, irrespective of investment style, and which removed certain restrictions imposed on the Trust thereby permitting the Trust to accept investments from persons other than Norwest Advantage Funds.


TAX STATUS (ITEM 20 OF FORM N-1A)

Each Portfolio is classified for federal income tax purposes as a separate partnership that is not a "publicly traded partnership." As a result, no Portfolio is subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also is not subject to Delaware income or franchise tax.

Each investor in a Portfolio is deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended. Accordingly, each Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.


Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that
(1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio,
(3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

Dividends and interest received by a Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and; U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.


Each Portfolio (except Index Portfolio) may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC that holds stock of a PFIC indirectly through its interest in a Portfolio will be subject to federal income tax on its proportionate share of a portion of any "excess distribution" received by the Portfolio on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If a Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, each RIC investor in the Portfolio would be required to include in income each year its proportionate share of the Portfolio's pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which most likely would have to be distributed by the RIC investor to satisfy the distribution requirements applicable to it -- even if those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.


Proposed regulations have been published pursuant to which certain RICs would be entitled to elect to "mark to market" their stock in certain PFICs. "Marking to market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including mark-to-market gain for each prior year for which an election was in effect).


The Portfolios' use of hedging strategies, such as writing (selling) and purchasing options and futures and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolios realize in connection therewith. For each Portfolio, gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition by a Portfolio of hedging instruments (other than those on foreign currencies) held for less than three months will be subject to the requirement applicable to its RIC investors that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains ("Short-Short Limitation"). Income from the disposition of foreign currencies, and hedging instruments on foreign currencies, that are not directly related to a Portfolio's principal business of investing in securities (or options and futures with respect thereto) also will be subject to the Short-Short Limitation for its RIC investors if they are held for less than three months.


If a Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether its RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. Each Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent a Portfolio does not so qualify, it may be forced to defer the closing out of certain hedging instruments beyond the time when it otherwise would be advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.

UNDERWRITERS (ITEM 21 OF FORM N-1A)


Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, the Portfolios' administrator, serves as the Trust's placement agent. Forum receives no compensation for such placement agent services.



CALCULATION OF PERFORMANCE DATA (ITEM 22 OF FORM N-1A)

Not applicable.

FINANCIAL STATEMENTS (ITEM 23 OF FORM N-1A)


The statement of assets and liabilities, statement of operations and statement of changes in net assets for each Portfolio, and the notes to each of the foregoing statements, for the fiscal years ended May 31, 1996 and October 31, 1995, and the report of the independent accountants, Coopers & Lybrand L.L.P., thereon (included in the Annual Report of the Trust), which follow, are incorporated herein by reference.

                                     PART C
                                OTHER INFORMATION


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(A)  FINANCIAL STATEMENTS.

     INCLUDED IN PART A

          Not Applicable.

     INCLUDED IN PART B

     For Index Portfolio Small Company Portfolio, International Portfolio and International Portfolio II (each a "Portfolio" and collectively the "Portfolios"):


     Audited financial statements for the fiscal year ended May 31, 1996, including: statements of assets and liabilities, statements of operations, statements of changes in net assets, notes to financial statements, schedules of investments and independent auditor's report thereon. (included in the Core Trust (Delaware) Annual Report with respect to the Portfolios as filed with the Securities and Exchange Commission on August 6, 1996, as part of the Annual Report of certain series of Norwest Advantage Funds that invest in the Portfolios, pursuant to Rule 30b2-1 under the Investment Company Act of 1940, as amended) are incorporated herein by reference.


(B)  EXHIBITS:

     (1)  Copy of Trust Instrument (See Note A)

     (2)  Not Applicable.

     (3)  Not Applicable.

     (4)  Not Applicable.

     (5) (a) Copy of the Investment Advisory Agreement between Registrant and Norwest Bank Minnesota, N.A ("Norwest") (See Note B).

          (b) Copy of the Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc.(See Note B).

          (c) Copy of the Investment Advisory Agreement between Registrant and Linden Asset Management, Inc. (See Note B).

          (d) Copy of the Investment Advisory Agreement among Registrant, Linden Asset Management, Inc. and Forum Advisors, Inc.
               (See Note B).

          (e) Copy of the Investment Advisory Agreement between Registrant and Forum Advisors, Inc. (See Note B).

          (f) Copy of the Investment Advisory Agreement among Registrant, Forum Advisors, Inc., and Linden Asset Management, Inc. relating to the Treasury Portfolio ofRegistrant (See Note B).

          (g) Copy of the Investment Advisory Agreement between Registrant and Linden Asset Management, Inc. relating to the Treasury Portfolio of Registrant. (See Note B)


     (6)  Not required.

     (7)  Not Applicable.


     (8) (a) Copy of the Custodian Agreement between Registrant and Norwest (See Note B).

          (b) Copy of the Custodian Agreement between Registrant and The Chase Manhattan Bank, N.A. ("Chase") (See Note B).

          (c) Copy of the Foreign Subcustody Agreement between Chase and various foreign subcustodians (See Note A).

          (d) Copy of the Custodian Agreement between Registrant and Imperial Trust Company (See Note B).

          (e) Copy of the Custodian Agreement between Registrant and First National Bank of Boston, N.A. (See Note B).

     (9)  (a)  Copy of the Administration Agreement between Registrant and
               Forum Financial Services, Inc.   (See Note B).

          (b) Copy of the Fund Accounting Agreement between Registrant and Forum Financial Corp. (See Note B).

          (c) Copy of the Placement Agent Agreement between Registrant and Forum. (See Note B).

          (d) Copy of the Administration Agreement between Registrant and Forum with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).

          (e) Copy of the Fund Accounting Agreement between Registrant and Forum Financial Corp. with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).

          (f) Copy of the Placement Agent Agreement between Registrant and Forum with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).


     (10) Not required.

     (11) Not required.

     (12) Not required.

     (13) Not Applicable.

     (14) Not Applicable.

     (15) Not Applicable.

     (16) Not Applicable.

Note A:  Filed in Registrant's Registration Statement on November 10, 1994.


Note B. Filed in Amendment No. 5 to Registrant's Registration Statement on September 30, 1996.


ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

As of September 30, 1996 substantially all of Registrant's securities were owned by various series of Norwest Advantage Funds, a registered open-end management investment company.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES AS OF SEPTEMBER 30, 1996

     Title of Class of Shares
     of Beneficial Interest                                Number of Holders
     ------------------------                              -----------------
     International Portfolio                                      2
     International Portfolio II                                   6
     Small Company Portfolio                                      6
     Index Portfolio                                              5

     Treasury Cash Portfolio                               2
     Government Cash Portfolio                             2
     Cash Portfolio                                        2
     Treasury Portfolio                                    2

ITEM 27.  INDEMNIFICATION.

     The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

     The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

     Provisions of each of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreements contained in this Registration Statement as Exhibit 5 and incorporated herein by reference.

     As custodian to certain portfolios of the Trust, under Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrant's Custodian Agreement contained in this Registration Statement as Exhibit 8(a) and incorporated herein by reference.

     The indemnification provisions set forth under Section 1 paragraphs (f) and (g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

     (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e)shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

     (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum, Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

NORWEST BANK MINNESOTA, N.A.

The description of Norwest Bank Minnesota, N.A. in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Norwest Bank Minnesota, N.A., including their business connections which are of a substantial nature. The address of Norwest Corporation, the parent of Norwest Bank Minnesota, N.A., is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

     James R. Campbell, Director, President and Chief Executive Officer, has held this position for the last two years. Mr. Campbell is also Executive Vice President of Norwest Corporation, Director and Chairman of Norwest Investment Advisors, Inc., and a Director of Flore Properties, Inc., Centennial Investment Corporation and Peregrine Capital Management, Inc., which is located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402-2056. Mr. Campbell is also a Director of a number of non-profit organizations located in Minneapolis, Minnesota. Within the last two years Mr. Campbell was a Director of Norwest Insurance, Inc. and Norwest Equipment Finance, Inc.

     Michael A. Graf, Controller and Cashier, also serves as Senior Vice President and Controller of Norwest Corporation.

     A. Rodney Boren, Jr., Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. Boren is also a Director of Norwest Trust Company, New York, New York and Norwest Foundation.

     P. Jay Kiedrowski, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates since August 1987. Mr. Kiedrowski is also a Director and Chairman of the Board of Norwest Investment Management, Inc. and President of Norwest Investment Management, a part of Norwest.

     Scott A. Kisting, Director and Executive Vice President, is also a Director of Norwest Insurance, Inc., IntraWest Insurance Company and Fidelity National Life Insurance Company.

     Edgar M. Morsman, Jr., Executive Vice President and Chief Lending Officer, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. Morsman is also a Director of Centennial Investment Corporation, First Interstate Equipment Finance, Inc., Flore Properties, Inc., Norwest Credit, Inc., Norwest Business Credit, Inc., R.D. Leasing, Inc. and Norwest Equipment Finance, Inc., which is located at 733 Marquette Avenue, Suite 300, Minneapolis, MN 55479-2048.

     Dharani P. Narayana, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. Narayana is also a Director and Chairman of Norwest Bank International, Director and Secretary of Norwest Investments Limited, a Director of Norwest Bank International, Colorado, a Director and Vice President of Norwest Bank International, Iowa, and a Director of Norwest Bank International, Wisconsin. Mr. Narayana is also a Director and Secretary of Minnetonka Overseas Investments Limited, and a Director of Minnetonka Representaocoes Commerciais Ltda. and Nortico Investments Ltd. all of which are located at Grand Cayman, Cayman Islands, British West Indies.

     William H. Queenan, Director, is also Executive Vice President of Norwest Corporation.

     John T. Thornton, Director, is also Executive Vice President and Chief Financial Officer of Norwest Corporation. Mr. Thornton is also a Director of Northern Prairie Indemnity, Limited, Grand Cayman, Cayman Islands, British West Indies, a Director of Norwest Capital Markets, Inc.
     Mr. Thornton is also a Director of Norwest Growth Fund, Inc., Norwest Venture Capital Management, Inc. and Norwest Equity Capital, Inc., and Director, President and Treasurer of Norwest Investors, Inc., and Director, President and CEO of Norwest Limited, Inc., all located at 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, MN 54402. Mr. Thornton is also Director and President of Superior Guaranty Insurance Company and Norwest Holding Company, and a Director of Bettendorf Asset Management, Inc. Mr. Thornton is also a Director of Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., Waupun Asset Management, Inc., all located at 100 West Commons Blvd., Suite 303, New Castle, DE 19720.

     Richard C. Westergaard, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr.Westergaard is also a Director of Norwest Business Credit, Inc., Norwest Credit, Inc., First Interstate Equipment Finance, Inc. and R.D. Leasing, Inc. and a Director of Norwest Equipment Finance, Inc. and Commonwealth Leasing Corporation, located at Investors Building, 733 Marquette, Suite 300, Minneapolis, MN 55479-2048.

     Charles D. White, Senior Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. White is also Treasurer and Chief Financial Officer of Norwest Limited, Inc. Mr. White is also a Director of Bettendorf Asset Management, Inc., Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., IntraWest Asset Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., and Waupun Asset Management, Inc., located at 100 West Commons Boulevard, Suite 303, New Castle, DE 19720.

SCHRODER CAPITAL MANAGEMENT INTERNATIONAL, INC.

     The description of Schroder Capital Management International, Inc. ("Schroder") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal officers of Schroder, including their business connections which are of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of Schroder which provides investment management services international clients located principally in the United States.

     I. Peter Sedgwick, Chairman.  Mr. Sedgwick is also Group Managing Director
     - Investment Management of Schroders PLC, 120 Cheapside, London EC2V 6DS, United Kingdom, the holding company of the various Schroder companies, Chairman and Director of Schroder Ltd., Director and Chief Executive Officer of Schroder Investment Management Limited, an investment management company, Director of Schroder Investment Management (UK) Limited, Schroder Personal Financial Management Limited, Schroder Investment Management (Europe) Limited, Schroder Investment Trust Management Limited and Church, Charity & Local Authorities Fund Managers Limited, 2 Fore Street, London EC2Y 5AQ, United Kingdom, each an investment management company, and Director, The Equitable Life Assurance Company, Walton Street, Aylesbury, Bucks, United Kingdom, a life assurance company. Mr. Sedgwick is also a director of various nominee companies and of various unit trust companies, investment trusts and closed end investment companies for which Schroder and/or its affiliates provide investment services.

     David M. Salisbury, Chief Executive Officer. Mr. Salisbury is also the Chief Executive Officer of Schroder Ltd. and Director of Dimensional Fund Advisors Inc., 1299 Ocean Avenue, Santa Monica, California, an investment advisory company and DFA Securities Inc., a broker dealer subsidiary of Dimensional Fund Advisors Inc. located at the same address. Until October 1992 Mr. Salisbury was Chairman of Schroder Capital Distributors Inc. ("Schroder Distributors"), 787 Seventh Avenue, New York, New York, a broker dealer. Mr. Salisbury is a director or former director of various investment trust companies and closed end investment companies for which Schroder and/or its affiliates provide investment services.

     John S. Ager, Director.  Mr. Ager is also a Director of Schroder Ltd.

     Richard R. Foulkes, Deputy Chairman and Director. Mr. Foulkes is also a Director of Schroder Ltd. and Schroder Distributors.

     Laura E. Luckyn-Malone, Managing Director. Ms. Luckyn-Malone is also a Director of Schroder Wertheim Investment Services, Inc. and Schroder Ltd. and President and Director of a closed-end investment company for which Schroder and/or its affiliates provide investment services. Director and President of Schroder Advisors.

     David J. Mumford, Director. Mr. Mumford is also a Director of Schroder Ltd. and Schroder Investment Management Limited and is Chairman of Schroders Guernsey Limited, St. Julian's Avenue, St. Peter Port, Guernsey C.J., a Guernsey based bank, and Director of J. Henry Schroder Wagg & Company Limited, 120 Cheapside London EC2V 6DS, United Kingdom, a United Kingdom based bank.

     Gavin D.L. Ralston, Director.  Mr. Ralston is also a Director of Schroder
     Ltd.

     Mark J. Smith, Director. Mr. Smith is also Director, Schroder Ltd. and Schroder Investment Management (Guernsey) Limited, an investment management company, and Director and Vice President of Schroder Distributors and Director and Vice President of Schroder Advisors. Mr. Smith is also a director of various investment trusts and open end investment companies for which Schroder and/or its affiliates provide investment services.

     Ton F. Tija, Director.  Mr. Tija is also a Director of Schroder Ltd.

     John A. Trioano, Managing Director. Mr. Trioano is also a Director of Schroder Ltd. and Schroder Advisors, Chairman of Schroder Distributors and President and Director open end investment companies for which Schroder and/or its affiliates provide investment services.

     Jane P. Lucas, Director. Ms. Lucas is also a Director of Schroder Wertheim Investment Services, Inc. and Assistant Director of Schroder Investment Management, Ltd.

     Kathleen Adams, Vice President. Ms. Adams is also Vice President of Schroder Distributors.

     Mark J. Astley, Vice President.

     Andrew R. Barker, First Vice President. Mr. Barker is also First Vice President of Schroder Ltd.

     David A.W. Butler, First Vice President. Mr. Butler is also First Vice President and Treasurer of Schroder Ltd. and an officer of open end investment companies for which Schroder and/or its affiliates provide investment services.

     Richard J. Conyers, Vice President. Mr. Conyers is also Vice President of Schroder Ltd. and Manger of Schroder Investment Management Limited.

     Heather F. Crighton, Fund Manger. Ms. Crighton is also Fund Manager of Schroder Ltd.

     Louise Crouset, First Vice President. Mr. Crouset is also First Vice President of Schroder Ltd. and, until October 1993, was Vice President of Wellington Management, an investment adviser.

     Robert C. Davy, Director. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which Schroder and/or its affiliates provide investment services.

     Margaret H. Douglas-Hamilton, Secretary. Ms. Douglas-Hamilton is also First Vice President and General Counsel of Schroders Incorporated ("Schroders Inc."), 787 Seventh Avenue, New York, New York, the holding company for various United States based Schroder affiliates.
     Ms. Douglas-Hamilton is also Secretary to various Schroder affiliates, including Schroder Distributors.

     Lyn M. Fox, Vice President.

     Stephen M. Futrell, Comptroller. Mr. Futrell is Treasurer of Schroders Inc., President, Treasurer and Director of Schroder Distributors and an officer of various open end investment companies for which Schroder and/or its affiliates provide investment services.

     David Gibson, First Vice President. Mr. Gibson is also First Vice President of Schroder Ltd. and Assistant Director of Schroder Investment Management Limited.

     Simon C. Hallett, Fund Manager. Mr. Hallett is also Fund Manager of Schroder Ltd.

     Nicholas J. A. Melhuish, Fund Manager. Mr. Melhuish is also Fund Manager of Schroder Ltd.

     Laurette J. Oat, First Vice President. Within the last two years, Ms. Oat was a Senior Vice President of NatWest Investment Bank, 65 East 55th Street, New York, New York 10002.

     John Stainsby, First Vice President. Mr. Stainsby is also First Vice President of Schroder Ltd.

     Fariba Talebi, First Vice President. Mr. Talebi is also an officer of various open end investment companies for which Schroder and/or its affiliates provide investment services.

     Jan Kees van Heusde, First Vice President. Mr. van Heusde is also First Vice President of Schroder Ltd.

     Patrick Vermeulen, Vice First President. Mr. Vermeulen is also Vice First President of Schroder Ltd.

     Susan M. Belson, Vice President.

     Alan Gilston, Vice President.

     Abdallah Nauphal, First Vice President.

     Ellen B. Sullivan, First Vice President.

     Ira L. Unschuld, Vice President.

     Catherine A. Mazza, Vice President. Ms. Mazza is also Senior Vice President of Schroder Advisors.

     Robert Jackowitz, Vice President. Mr. Jackowitz is also Vice President and Treasurer of Schroder Wertheim Investment Services, Inc., Treasurer of Schroder Advisors and Assistant Treasurer of Schroders Incorporated.

FORUM ADVISORS, INC.

The description of Forum Advisors, Inc. ("Forum Advisors") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal officers of Forum Advisors, Two Portland Square, Portland, Maine 04101, including their business connections which are of a substantial nature..

     John Y. Keffer, Director, President and Secretary.

          Chairman and President of the Registrant; President and Secretary of Forum Financial Services, Inc. and of Forum Financial Corp. Mr. Keffer is a director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.

     David R. Keffer, Vice President and Treasurer.

          Vice President, Assistant Secretary and Assistant Treasurer of the Registrant; Vice President and Treasurer of Forum Financial Services, Inc. and of Forum Financial Corp. Mr. Keffer is an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.

LINDEN ASSET MANAGEMENT, INC.

The description of Linden Asset Management, Inc. ("Linden") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal officers of Linden, 812 N. Linden Street, Beverly Hills, California 90212, including their business connections which are of a substantial nature..

     Anthony R. Fischer, Jr., Director, President and Secretary.

          President and Secretary of Linden Asset Management, Inc. since its incorporation. Since September 1989 Mr. Fischer has managed his own personal investments and performed independent research. Prior thereto, he was Senior Vice President and Treasurer of United California Savings Bank, Santa Ana, California.

ITEM 29.  PRINCIPAL UNDERWRITERS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Not Applicable.

ITEM 30.  LOCATION OF BOOKS AND RECORDS.

     The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc. and Forum Financial Corp., Two Portland Square, Portland, Maine 04101. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 28 hereof.

ITEM 31.  MANAGEMENT SERVICES.

     Not Applicable.

ITEM 32.  UNDERTAKINGS.

     Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant, Core Trust (Delaware) has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland and the State of Maine on the 4th day of October, 1996.

                                               CORE TRUST (DELAWARE)


                                               By:  /s/ John Y. Keffer
                                                    John Y. Keffer, President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registrant's Registration Statement has been signed below by the following persons in the capacities indicated on the 4th day of October, 1996.

             Signatures                               Title
             ----------                               -----

(a)  Principal Executive Officer

             /s/ John Y. Keffer                       Chairman
             ------------------                       and President
             John Y. Keffer

(b)  Principal Financial and Accounting Officer

             /s/ Richard C. Butt                      Treasurer
             ------------------
             Richard C. Butt

(c)  A majority of the Trustees

             /s/ John Y. Keffer                       Trustee
             ------------------
             John Y. Keffer


             ------------------
             Costas Azariadis*                        Trustee


             ------------------
             J. Michael Parish*                       Trustee


             ------------------
             James C. Cheng*                          Trustee


         By: /s/ John Y. Keffer
             ------------------
             John Y. Keffer
             Attorney in Fact*

                                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant, Core Trust (Delaware) has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland and the State of Maine on the 4th day of October, 1996.

                                            CORE TRUST (DELAWARE)


                                            By:
                                               ------------------------
                                               John Y. Keffer, President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registrant's Registration Statement has been signed below by the following persons in the capacities indicated on the 4th day of October, 1996.

             Signatures                               Title
             ----------                               -----

(a)  Principal Executive Officer


     ---------------------------                  Chairman
     John Y. Keffer                               and President


(b)  Principal Financial and Accounting Officer


     ---------------------------                   Treasurer
     Richard C. Butt

(c)  A majority of the Trustees


     ---------------------------                   Trustee
     John Y. Keffer

             ------------------
             Costas Azariadis*                        Trustee


             ------------------
             J. Michael Parish*                       Trustee


             ------------------
             James C. Cheng*                          Trustee


         By: /s/ John Y. Keffer
             ------------------
             John Y. Keffer
             Attorney in Fact*